SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

HEARTLAND FINANCIAL USA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 27, 2023

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Heartland Financial USA, Inc. The Annual Meeting will be a virtual meeting of stockholders conducted exclusively online via webcast, on Wednesday, June 14, 2023, at 1:00 p.m. Mountain Time. You will be able to attend the Annual Meeting online by visiting: www.virtualshareholdermeeting.com/HTLF2023. To participate in the Annual Meeting, you will need the 16-digit control number included in your proxy materials or Notice of Internet Availability of Proxy Materials (the “Internet Notice”).

At our Annual Meeting, we will discuss and vote on the matters described in the proxy materials. Your vote is important, regardless of the number of shares you own.

If you are sent an Internet Notice but would prefer to receive the traditional printed proxy materials free of charge, please follow the instructions on the Internet Notice to request the printed materials via U.S. mail. If you received the traditional printed proxy materials in lieu of the Internet Notice, you may vote your shares online, by telephone, or by mail by following the instructions on the proxy card.

Sincerely,

John K. Schmidt
Chairman

Bruce K. Lee
President and CEO

1800 Larimer Street, Suite 1800 · Denver, Colorado 80202 · (303) 285-9200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF HEARTLAND FINANCIAL USA, INC. (“HTLF”):

DATE AND TIME	Wednesday, June 14, 2023 at 1:00 p.m. Mountain Time

LOCATION
The Annual Meeting will be a virtual meeting of stockholders conducted exclusively online via webcast. You will be able to attend the Annual Meeting online by visiting: www.virtualshareholdermeeting.com/HTLF2023. To participate in the Annual Meeting, you will need the 16-digit control number included in your proxy materials or Notice of Internet Availability of Proxy Materials.

ITEMS OF BUSINESS	(1)	Elect four individuals to serve as Class III Directors for a three-year term ending in 2026
	(2)	Management proposal to declassify our Board of Directors
	(3)	Non-binding, advisory vote on executive compensation
	(4)	Non-binding, advisory vote on the frequency of future advisory votes on executive compensation
	(5)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023
	(6)	Transact such other business as may properly be presented at the Annual Meeting
RECORD DATE	Stockholders of record at the close of business on April 17, 2023, are the stockholders entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting.

VOTING BY PROXY	Whether or not you plan to attend the Annual Meeting, please vote your shares promptly to ensure they are represented. In the event there are an insufficient number of votes for a quorum, or to approve or ratify any of the foregoing proposals, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies.

☑    The Board of Directors recommends a vote “FOR” the four Class III nominees for election as Directors for a three-year term ending 2026, as listed in the proxy statement, and a vote “FOR” Proposals 2, 3, and 5, and “1 Year” for Proposal 4.

By Order of the Board of Directors:
Jay L. Kim, Corporate Secretary
Denver, Colorado
April 27, 2023

The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the Annual Meeting. You may access our proxy materials and vote your shares online by following the instructions on the Internet Notice. If you receive a proxy card, you may vote your shares online, by telephone, or by mail by following the instructions on your proxy card. If you hold shares through a broker or other nominee, please follow the voting instructions provided to you by that broker or other nominee.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on Wednesday, June 14, 2023. The proxy statement and Annual Report to Stockholders are available through the Investor Relations section of HTLF’s website at ir.htlf.com.

TABLE OF CONTENTS	Page #

Stockholder Letter
Notice of Annual Meeting of Stockholders
Proxy Highlights
Proxy Statement	1
Proposal 1 - Election of Directors	6
Corporate Governance and the Board of Directors	10
Environmental, Social, and Governance (“ESG”) Matters	17
Security Ownership of Certain Beneficial Owners and Management	19
Delinquent Section 16 (a) Reports	20
Proposal 2 - Management Proposal to Declassify our Board of Directors	21
Proposal 3 - Non-binding advisory Vote on Executive Compensation	22
Named Executive Officer Compensation	22
Compensation Discussion and Analysis	22
Summary Compensation Table	34
Grants of Plan-Based Awards	36
Outstanding Equity Awards at Fiscal Year End	37
Stock Vested	38
Non-qualified deferred compensation	38
Potential Payments Upon Termination or Change in Control	39
Pay Ratio Disclosure	42
Pay vs Performance	44
Related Person Transactions	48
Proposal 4 - Non-binding advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	49
Proposal 5 - Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023	49
Audit Committee Report	50
Relationship with Independent Registered Public Accounting Firm	51
Other Matters	52
Appendix A - Amended and Restated Certificate of Incorporation	i

PROXY HIGHLIGHTS

Business Results
Despite macroeconomic challenges including inflationary pressures and ongoing supply chain disruptions, in 2022 we delivered strong results while executing on our strategic plans to drive organic growth, improve customer experience, and consolidate our charters to drive operational efficiency. Below are some key financial highlights from 2022:
*Annual net income available to common stockholders of $204.1 million, or $4.79 per diluted common share.
*Our return on average common equity was 11.74% compared to 10.49% in 2021.
*Annual loan growth of $1.47 billion or 14.8%.
*Deposits grew $1.10 billion to $17.51 billion at December 31, 2022, an increase of 6.7% from December 31, 2021.
*Our net interest margin increased to 3.32%, compared to 3.29% for 2021.
*Credit quality remained excellent, with 30-89 day loan delinquencies decreasing to 0.04% of total loans as of December 31, 2022.
*Surpassed $20 billion in total assets for the first time, while delivering record revenue of $726.5 million.

Strategic Developments
We continued our focus on strategic priorities, with an emphasis on improving efficiency while expanding organizational capacity.
*Strategic Customer Acquisition and Retention – Leveraging our long-standing local connections in our markets and investments in specialized industry verticals, we added approximately 1,300 new commercial customers and over $1.2 billion in funded loans
*Enhancing our Customer Experience – Through our investments in technology and process improvements, six of our banks were named 2022 Customer Experience Leaders in the Commercial Small Business or Commercial Middle Market Banking categories.
*Attracting, Developing, and Retaining Talent – Our ongoing investments have helped build talent in revenue-producing businesses such as treasury management and middle market banking.
*Efficiency Improvements – Execution on projects such as the consolidation of our bank charters and branch optimization are driving long-term efficiency improvements.
*Proactive Risk Management – Continued investments in enterprise risk management and credit reflected in year-end delinquencies of 0.04% of total loans.

Compensation
Our Executive Officer Compensation Philosophy (the “Compensation Philosophy”) guides all compensation decisions at HTLF related to executive officers. The fundamental principle of the Compensation Philosophy is that we provide executives with a competitive compensation package that rewards executive officers for superior financial and operating performance through elements of variable compensation, while encouraging good long-term stewardship of the organization that does not improperly incentivize excessive risk taking. Guided by once again receiving strong support on our advisory “say on pay” proposal in 2022 we have retained most of the key elements of our 2021 compensation program in 2022.

Corporate Governance
Good corporate stewardship continues to be a primary area of focus for the Board of Directors. Because of this, the Board is asking stockholders to approve amendments to the Company’s Certificate of Incorporation that will declassify the Board as detailed further below under Proposal 2. In addition, the Company launched an ESG Steering Committee sponsored by two members of the Company’s Executive Leadership Team, and under the supervision of the Board. The ESG Steering Committee oversaw the Company’s first ESG Priority Assessment, which is designed to ensure alignment of the Company’s ESG priorities with its long-term financial success and the priorities of our stakeholders. In addition, the Company began work on its first corporate responsibility report, with a goal to publish the report before the end of 2023.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Heartland Financial USA, Inc. (“HTLF,” the “Company” or “we”) of proxies to be voted at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be a virtual meeting of stockholders conducted exclusively online via webcast. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/HTLF2023 on Wednesday, June 14, 2023, at 1:00 p.m. Mountain Time, or at any adjournments or postponements of the meeting. We first mailed this proxy statement and proxy card on or about April 27, 2023.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the Annual Meeting. The following information regarding the meeting and the voting process is presented in a question and answer format.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHY AM I RECEIVING THIS NOTICE OR PROXY STATEMENT AND PROXY CARD?

You are receiving proxy materials from us because on April 17, 2023, which is the record date for the Annual Meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for a vote by the stockholders at the Annual Meeting.

When you submit a proxy, you appoint the designated proxy holder to represent you at the Annual Meeting. The proxy holder will vote your shares as you have instructed whether or not you attend the Annual Meeting. Even if you plan to attend, you should vote your shares in advance of the Annual Meeting in case your plans change.

HOW DO I VOTE BY PROXY?

In order to vote by proxy in advance of the Annual Meeting, you may use the Internet to transmit your voting instructions, vote by phone or vote by mail, in each case by following the instructions on the proxy card. If you use the Internet to transmit your voting instructions or vote by phone, you must vote by 11:59 p.m. Eastern Time on June 13, 2023 for shares held directly and by 11:59 p.m. Eastern Time on June 9, 2023 for shares held in a retirement plan account. If you choose to vote by mail, your proxy card should be mailed sufficiently in advance to allow for delivery no later than June 13, 2023.

HOW CAN I ATTEND THE ANNUAL MEETING?

If you are a stockholder of the Company as of the record date, you will be able to attend the Annual Meeting online by visiting: www.virtualshareholdermeeting.com/HTLF2023 and following the instructions provided in your proxy materials or Notice of Internet Availability of Proxy Materials (the “Internet Notice”). To participate in the Annual Meeting, you will need the 16-digit control number included in your proxy materials or Internet Notice. If you do not have this control number at the time of the meeting, you will still be able to attend as a guest, but you will not be able to vote or ask questions.

WHY IS THE COMPANY HOLDING A VIRTUAL ANNUAL MEETING?

Our last three annual meetings were held virtually due to public health and business risks associated with gathering our management, directors, and stockholders for an in-person meeting during the COVID-19 pandemic. Based on the success of these virtual annual meetings, we have again decided to hold a virtual annual meeting in 2023. Hosting the Annual Meeting virtually provides greater ease of access to all of our stockholders, permitting them to meaningfully participate regardless of where they are located. In addition, a virtual meeting permits us to reduce unnecessary business travel, facilitating better environmental stewardship, and resulting in cost savings for the Company and our stockholders.

HOW WILL THE MEETING BE CONDUCTED?

The Annual Meeting will be conducted online, in a fashion similar to an in-person meeting. You will be able to attend the meeting online, vote your shares electronically, and submit your questions during the meeting. Mr. Schmidt, the Chairman of the Board of Directors, will preside at the meeting.

The meeting will begin promptly at 1:00 p.m., Mountain Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Mountain Time, and you should allow ample time for the check-in procedures.

HOW CAN I ASK QUESTIONS DURING THE MEETING?

You may submit questions in real time during the virtual meeting. We are committed to acknowledging each appropriate question we receive in the order that it was received, with a limit of one question per stockholder until we have allowed each stockholder to ask a question, or until the time scheduled for questions is expired. Submitted questions should follow our Rules of Conduct in order to be addressed during the Annual Meeting. Our Rules of Conduct will be posted at www.virtualshareholdermeeting.com/HTLF2023 during the Annual Meeting.
WHAT CAN I DO IF I NEED TECHNICAL ASSISTANCE DURING THE MEETING?

If you have technical difficulties on the day of the meeting, you may request assistance immediately prior to the meeting by going to www.virtualshareholdermeeting.com/HTLF2023, and following the instructions for obtaining technical assistance.

IF I CAN’T ATTEND THE MEETING, HOW DO I VOTE OR LISTEN TO IT LATER?

You do not need to attend the virtual meeting to vote if you submitted your vote via proxy in advance of the meeting. A replay of the meeting, including the questions answered during the meeting, will be available at ir.htlf.com.

WHAT MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

You are being asked to vote on the following matters proposed by our Board of Directors:

(1)	Elect four individuals to serve as Class III Directors for a three-year term ending in 2026
(2)	Management proposal to declassify our Board of Directors
(3)	Non-binding, advisory vote on executive compensation
(4)	Non-binding, advisory vote on the frequency of future advisory votes on executive compensation
(5)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023
(6)	Transact such other business as may properly be presented at the Annual Meeting

☑    The Board of Directors recommends a vote “FOR” the four Class III nominees for election as Directors for a three-year term ending 2026, as listed in the proxy statement, and a vote “FOR” Proposals 2, 3, and 5, and “1 Year” for Proposal 4.

These matters are more fully described in this proxy statement. We are not aware of any other matters that will be proposed at the Annual Meeting. However, if you have voted your shares and a proposal is properly presented at the Annual Meeting that is not identified in the proxy materials, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

HOW MANY VOTES DO OUR STOCKHOLDERS HAVE?

Holders of common stock have one vote for each share of common stock owned at the close of business on April 17, 2023, the record date for the Annual Meeting.

HOW DO I VOTE?

Stockholders of Record

In addition to voting your shares online at the Annual Meeting, you may also vote your shares of common stock in advance of the Annual Meeting by submitting a proxy using one of the following options:
*online using the instructions for Internet voting shown on the Internet Notice or proxy card;
*by telephone using the instructions for telephone voting shown on the proxy card; or
*by mail by marking the proxy card with your instructions and then signing, dating and returning the proxy      card in the enclosed return addressed envelope.

Plan Holders

If you hold shares in a retirement plan account (“Plan”) that allows you to direct the Plan trustee how to vote the shares in your account (“Plan Shares”), please follow the voting instructions provided to you by the Plan trustee or administrator. In the absence of instructions from you on how to vote any Plan Shares, the Plan trustee may vote those shares in accordance with the terms of the Plan.

“Street Name” Holders

In addition to voting your shares online at the Annual Meeting, you may also vote your shares of common stock in advance of the Annual Meeting by following the voting instructions provided by your broker or other nominee. Brokers who hold your shares in “street name” have the authority to vote shares for which they do not receive instructions on all routine matters submitted for approval at the Annual Meeting. In the absence of your specific instructions as to how to vote, your broker will not have authority to vote on the matters considered non-routine, which includes all actions other than Proposal 5, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, resulting in a so-called “broker non-vote”. If you hold your shares through a broker or other nominee it is important that you cast your vote if you want it to count on all of the matters to be considered at the Annual Meeting.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:
*signing another proxy with a later date and returning that proxy to Mr. Jay L. Kim, Corporate Secretary, Heartland Financial USA, Inc., 1800 Larimer Street, Suite 1800, Denver, Colorado 80202;
*sending notice to us that you are revoking your proxy; or
*voting online at the Annual Meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy in advance of the Annual Meeting, you may submit another vote in accordance with the voting instructions sent to you, or you will need to contact your broker. You may also change your vote by voting online at the Annual Meeting.

HOW MANY VOTES DO WE NEED TO HOLD THE ANNUAL MEETING?

A majority of the shares of common stock that are outstanding as of the record date must be present at the Annual Meeting in order to hold the Meeting and conduct business.

Shares are counted as present at the Annual Meeting if the stockholder either:
*is present online at the Annual Meeting; or
*has properly voted via Internet, phone, or proxy card prior to the Annual Meeting.

On April 17, 2023, there were 42,558,837 shares of common stock outstanding. Therefore, shares of common stock with at least 21,279,419 votes need to be present to constitute a quorum to hold the Annual Meeting and conduct business. Presence may be in person or by proxy. Abstentions and broker non-votes are counted as present and entitled to vote at the Annual Meeting for purposes of defining a quorum. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting.

WHERE CAN STOCKHOLDERS GET COPIES OF OUR ANNUAL REPORT?

Stockholders may receive a free copy of our 2022 Annual Report on Form 10-K, including financial statements, by sending a written request to Mr. Jay L. Kim, Corporate Secretary, Heartland Financial USA, Inc., 1800 Larimer Street, Suite 1800, Denver, Colorado 80202.

WHAT HAPPENS IF A NOMINEE FOR DIRECTOR IS UNABLE TO STAND FOR ELECTION?

The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxy may be voted for the substitute nominee. Alternatively, the Board may reduce its size. You cannot vote for more than four nominees. The Board has no reason to believe any nominee will be unable to stand for election.

WHAT OPTIONS DO I HAVE IN VOTING ON EACH OF THE PROPOSALS?

You may vote “FOR” or “WITHHOLD” authority to vote for each nominee for director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal that may properly be brought before the meeting, other than for the vote on the frequency of future advisory votes on executive compensation, for which you may vote “1 Year”, “2 Years”, “3 Years” or “ABSTAIN”.

HOW MANY VOTES ARE NEEDED FOR EACH PROPOSAL?

The directors are elected by a plurality of the outstanding shares of our common stock represented at the Annual Meeting and entitled to vote, meaning that the four individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of HTLF. Withholding against the nominees has no effect.

Because our Board unanimously approved the proposed amendment and restatement of our Certificate of Incorporation, the vote on amending and restating our Certificate of Incorporation to declassify the Board of Directors requires the affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote thereon in order to be approved. Abstentions and broker non-votes will have the same effect as negative votes.

The votes on executive compensation and frequency of future votes on executive compensation require the affirmative vote of a majority of the shares of voting stock represented at the meeting. Abstentions and broker non-votes will have the same effect as negative votes. For the frequency of future votes on executive compensation, if no frequency option receives majority support, the option that receives the greatest number of votes will be the frequency selected by stockholders.

The vote on auditor ratification requires the affirmative vote of a majority of the shares of voting stock represented at the meeting. Abstentions will have the same effect as negative votes.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

We will announce preliminary voting results at the Annual Meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) by the close of business on the fourth business day after the Annual Meeting.

WHO BEARS THE COST OF SOLICITING PROXIES?

We bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors and employees of HTLF, or its subsidiaries, may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies and we have not engaged a third party proxy solicitor. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

WHAT IF I SHARE THE SAME ADDRESS AS ANOTHER STOCKHOLDER?

If you share an address with one or more other stockholders, you may have received only a single copy of the Annual Report to Stockholders, proxy statement or Internet Notice for your entire household. This practice, known as “householding,” is intended to reduce printing and mailing costs. If you are a registered stockholder and you prefer to receive a separate Annual Report to Stockholders, proxy statement or Internet Notice this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in “householding” and receive a single copy, contact Broadridge at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you are a beneficial owner of shares held in street name, please contact your bank, brokerage firm or other intermediary to make your request. There is no charge for separate copies.

PROPOSAL 1	ELECTION OF DIRECTORS
Elect four individuals to serve as Class III Directors for a three-year term ending in 2026	☑	The Board of Directors recommends that you vote your shares FOR each of the nominees.

Our Board of Directors carefully considers the qualifications of each director candidate and the overall composition of the Board, and believes that Board deliberations are enhanced by the diversity of backgrounds represented and a balance of tenure. The Board has a robust director selection process that is focused on creating a diverse group of candidates who possess the background, skills, and expertise to make significant contributions to the Board. The Board strives to balance the need for continuity with that of obtaining fresh perspectives relevant to the Board’s work. The Board currently consists of ten directors, with over half having served five or fewer years, which reflects the Board’s commitment to ongoing refreshment.

Board Diversity Matrix (As of January 31, 2023)
	Female	Male
Total Number of Directors	10
Part I: Gender Identity
Directors	3	7
Part II: Demographic Background
African American or Black	1
White	2	7

At the Annual Meeting, you will be entitled to vote for four Class III Directors to serve for terms ending in 2026; provided that, as further discussed below under Proposal 2 - Mechanics of Declassification, if Proposal 2 is approved by stockholders, those Directors whose terms do not expire at the 2024 annual meeting, including those elected pursuant to this proposal, intend to accelerate declassification by offering their resignation and being immediately reappointed to the Board by the remaining Directors for a term ending at the 2024 annual meeting. Each of the nominees has agreed to serve as a director, if elected. If for any reason any of the nominees becomes unable to serve before the election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting, or the Board may reduce its size.

The Board utilizes a variety of sources to identify potential nominees to the Board, including third-party search firms. Where utilized, the role of the search firm will be to assist the Board in prioritizing candidate characteristics and experience and to identify potential nominees.

The Compensation, Nominating and Corporate Governance Committee (the “Compensation Committee”) seeks to identify potential nominees that share the Company’s philosophy, including the same sense of mission, vision and values. The Board also considers it important to increase the diversity of the Board, based on race, ethnicity, gender, geographic or other meaningful differences. No nominees presented in this proxy were identified through the use of a search firm, however the Board continues to actively utilize search firms to identify diverse candidates to serve on the Board.

Set forth below is information concerning the nominees for election and concerning the other directors whose terms of office will continue after the meeting. Included in the information is each director’s age, year first elected and business experience during at least the previous five years.

Directors standing for election:

CLASS III

Robert B. Engel	Director Since 2019	Age 69
Professional and Educational Background:
Mr. Engel, Chair of the Risk Committee, has served as Managing Director and Chief Executive Officer of BLT Advisory Services, LLC, a boutique advisory firm, since 2017. Prior to that, he served as President and Chief Executive Officer of CoBank, ACB from 2006 to 2017, presiding over its transformation into a high growth financial institution consistently ranked as one of the world’s safest banks and serving customers throughout rural America in all 50 states. Prior to CoBank, he spent 14 years at HSBC Bank, USA, ultimately serving as its chief banking officer. He has over 40 years of business and leadership experience, including over 30 years of experience in the banking industry. Mr. Engel brings to our Board considerable financial services expertise and insights on risk management, strategic growth, collaborative relationships and talent development. Mr. Engel earned a BBA in accounting and an honorary doctorate, both from Niagara University.
Other Boards and Appointments:
Director of Allied Motion Technologies, Inc since 2019; Chairman of the Board for Alaska Power & Telephone since 2017.

Thomas L. Flynn	Director Since 2002	Age 67
Professional and Educational Background:
Mr. Flynn, has served as Vice Chairman of the Board of HTLF since 2005. Prior to his retirement, Mr. Flynn was President of Aggregate Materials Company from 1999 until 2014, President and Chief Executive Officer of Flynn Ready-Mix Concrete Co. from 1999 until 2012, and Chief Financial Officer of Flynn Ready-Mix from 1977 until 1999. He is a past Chairman of the Board of Directors of the National Ready-Mix Concrete Association and a former member of the Iowa Legislature, having served for eight years as a State Senator. He also served for ten years as an adjunct faculty member in the Business Department of a local liberal arts college teaching courses in finance and business research methods. Mr. Flynn brings to our Board considerable small business expertise, business contacts in one of our principal markets and skill in governance. He holds an MBA from the University of Dubuque and a BA in Accounting and Finance from Loras College.

Jennifer K. Hopkins	Director Since 2018	Age 62
Professional and Educational Background:
Ms. Hopkins has been a managing partner at Crescendo Capital, a private investment firm for early stage companies, since 2007. From 2009 through 2021 she was CEO of one of Crescendo’s portfolio companies, American Medical - The Oxygen Concentrator Store. Prior to joining Crescendo Capital, Ms. Hopkins had a twenty-year career with Hewlett Packard and Agilent, with executive roles across all functional areas. Her career with Agilent culminated in the role of Vice President of the Global Solutions Business Unit. In this role she managed a global organization with full financial responsibility for over 2000 employees. Ms. Hopkins brings to our Board a technology background and operational expertise across both entrepreneurial and large corporate organizations. She holds a Masters in Industrial Engineering from Stanford University and a BS in Industrial Engineering from North Dakota State University.
Other Boards and Appointments:
Board member of Spectra Logic Corporation since 2012 and Sartori Cheese Corporation since 2013; Member of the Board of Trustees for North Dakota State University Foundation; a trustee for the Denver Museum of Nature and Science; and a member of the Colorado Forum.

Bruce K. Lee	Director Since 2017	Age 62
Professional and Educational Background:
Mr. Lee is the President and Chief Executive Officer of HTLF. He was named Chief Executive Officer effective June 1, 2018, and has served as President since 2015. He has over 30 years of experience in the banking industry. Prior to joining HTLF, Mr. Lee had a twelve year career with Fifth Third, where he held numerous leadership positions including Executive Vice President and Chief Credit Officer; Executive Vice President and Director of Special Assets; and Executive Vice President, Commercial Banking Division Head and Affiliate Senior Commercial Banker. Prior to that, he served as President and CEO of a Fifth Third affiliate bank, where he managed sales and service functions for retail, commercial, residential mortgage and investments, along with the staff functions of finance, human resources and marketing. Mr. Lee has wide-ranging banking experience and perspective as HTLF expands its size and geographic reach. He earned his BA in Business Administration and Management from Siena Heights University.

Directors not up for election:
CLASS I (Term Expires in 2024)

Christopher S. Hylen	Director Since 2020	Age 62
Professional and Educational Background:

Mr. Hylen served as the Chief Executive Officer and board member of Reltio, Inc., a leading software as a service company headquartered in Redwood City, California, from September 2020 to August 2022, where he provided leadership for strategy, operations, overall performance and growth. Prior to that he was the Chief Executive Officer and a director of Imperva, Inc. from 2017 to 2019, where he led the successful turnaround and then sale of the company. He served in executive leadership roles at Citrix Systems from 2013 to 2017, including President and Chief Executive Officer of the Citrix mobility business unit GetGo, and also held leadership roles in the Intuit Payment Solutions division of Intuit Corporation, from 2006 to 2013. Mr. Hylen contributes expertise on information technology and data privacy for financial services companies at a strategic level, with over 25 years of related technology and financial services experience. Mr. Hylen holds an MBA from Harvard Business School and a bachelor’s degree in engineering from Widener University.

Other Boards and Appointments:
Previously served as a member of the Board of Directors of Reltio, Inc. from September 2020 to August 2022.

Susan G. Murphy	Director Since 2018	Age 66
Professional and Educational Background:
Ms. Murphy, Chair of the Audit Committee, has been a Principal at The Grace Alliance, LLC in Denver, which assists individuals and families in developing and maintaining financial strategies for the future, since 2005. She served as Trustee of the Colorado Public Employees’ Retirement Association from 2007 to 2021, providing oversight to a public pension fund managing $60 billion in assets for 620,000 beneficiaries. She started her career at Ernst and Young and has been a consultant to a variety of businesses and transactions. She is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants. Ms. Murphy brings significant public accounting, investment advisory and public policy expertise along with knowledge of the Denver metropolitan area. She graduated with a BA in Accounting from the University of Notre Dame.
Other Boards and Appointments:
Trustee of Arrupe Jesuit High School 2010 to 2016 and Board Chair 2019 to 2022.

Martin J. Schmitz	Director Since 2018	Age 65
Professional and Educational Background:
Mr. Schmitz was the Chairman of the Board of Citywide Banks, now known as HTLF Bank, prior to HTLF’s acquisition of Citywide Banks. Mr. Schmitz oversaw business development and commercial banking. In addition, he was involved in the administration of credit management, audit and regulatory functions over his twenty-one years at Citywide Banks. Prior to his time at Citywide Banks, Mr. Schmitz spent eighteen years in the Denver commercial real estate business as Vice President with a commercial real estate group specializing in investment real estate. Mr. Schmitz brings to our Board community bank leadership experience and knowledge of the Denver metropolitan area. He holds a BA in Accounting, Business Administration and Economics from Regis University.
Other Boards and Appointments:
Trustee of Regis University, Denver, Colorado, since 2004; and Director of Boys and Girls Clubs of Metro Denver since 2008.

Kathryn Graves Unger	Director Since 2021	Age 48
Professional and Educational Background:
Ms. Graves Unger is Vice President, Environmental, Social and Governance at Boston Scientific Corporation, a global developer, manufacturer and marketer of medical devices, a role she has held since September 2022. Prior that, she held executive roles at Cargill Inc., a global agriculture company, from 2014 to 2022, most recently serving as Vice President, North America - Cargill Government Relations from 2019 to 2022 and Managing Director, North America - Cargill Aqua Nutrition from 2014 to 2019. From 2005 to 2014, Ms. Graves Unger served in management roles at Cummins, Inc. Ms. Unger is also a certified public accountant. She graduated from the University of North Carolina - Chapel Hill with a BA in Spanish education and a Masters of Accounting. She then received her MBA from Stanford University. Ms. Graves Unger brings to the board substantial business, government relations, and ESG expertise, as well as education, Spanish language, accounting and tax experience.
Other Boards and Appointments:

Urban Ventures Board member since 2016, and current board chair; Economic Club of Washington DC board member since 2022; previous board member of U.S. Global Leadership Coalition board member from 2020 to 2022: Member of the Board of Advisors for the Cargill Hispanic-Latino Council from 2015 to 2022.

CLASS II (Term Expires 2025)

John K. Schmidt	Director Since 2001	Age 63
Professional and Educational Background:

Mr. Schmidt has served as the independent Chairman of the HTLF Board since March 2022. Mr. Schmidt has been the Senior Vice President and Chief Financial Officer of A.Y. McDonald Industries, a leading manufacturer of water works, plumbing, pumps, and natural gas products, since 2013 and was named Corporate Secretary in 2014. Mr. Schmidt served as HTLF’s Chief Financial Officer from 1991 to 2013 and Chief Operating Officer from 2004 to 2013 until joining A.Y. McDonald Industries. Mr. Schmidt was also an officer of Dubuque Bank and Trust Company from 1984 to 2004 and President from 1999 to 2004. Prior to joining Dubuque Bank and Trust Company in 1984, Mr. Schmidt was employed by the Office of the Comptroller of the Currency (the “OCC”) and Peat Marwick Mitchell, now known as KPMG LLP. A Certified Public Accountant (inactive), Mr. Schmidt brings to our Board extensive knowledge in operational bank management and accounting. He graduated with a BA from the University of Northern Iowa.

Other Boards and Appointments:

Past President of Steeple Square; Former member of the Loras College Board of Regents, Dubuque, Iowa, from 2011 to 2021; Board Member and Treasurer, High Voltage LLC; and Director of A.Y. McDonald Industries since 2013.

Duane E. White	Director Since 2013	Age 68
Professional and Educational Background:
Mr. White, Chair of the Compensation Committee, is the retired Executive Vice President and Chief Product Officer of Medecision, a healthcare IT provider. He served in that role from May 2018 until December 2019. Mr. White was a Partner at Aveus, a management consulting firm in St. Paul, Minnesota from 2013 until the firm was acquired by Medecision in 2018. Prior to joining Aveus, he was an independent consultant for six years. Mr. White has 15 years of financial services experience, including nine years with U.S. Bancorp. Positions at U.S. Bancorp included President of the mortgage division, SVP of Mergers and Acquisitions and SVP of Marketing Support and Product Management. He began his career as an examiner for the OCC and was also involved with the regulatory supervision of problem banks in his role as the Assistant to the Regional Director of Special Projects. Mr. White brings considerable expertise in financial services to our Board, including merger and acquisition activity, public company board experience and knowledge and perspective with respect to the Minneapolis and St. Paul metropolitan area. He holds an MBA from Harvard Business School and a BBA in Business Economics from the University of Wisconsin – Eau Claire.
Other Boards and Appointments:
Director of Fair Isaac Corporation from 2009 to 2016.

All of our directors will hold office for the terms indicated, and until their respective successors are duly elected and qualified unless Proposal 2 in this proxy statement is approved and the Directors accelerate declassification as further discussed below. No director has been nominated or is serving pursuant to any arrangement that requires that they be selected as a director.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Our Board of Directors

There are currently ten members on the Board of Directors of HTLF. Although it is the responsibility of HTLF’s officers to manage day-to-day operations, the Board oversees our business and monitors the performance of our management.

Director Independence.  Our Board has determined that each of Mses. Hopkins, Murphy and Unger and Messrs. Engel, Flynn, Hylen, Schmidt, Schmitz, and White is an “independent” Director as defined in the listing standards of Nasdaq and the rules and regulations of the SEC. The Board has also determined that Mr. Lee (as President and Chief Executive Officer of HTLF) is not independent. In considering the independence of the directors, our Board reviewed questionnaires prepared by each Director, reviewed its own records of transactions with Directors and their family members, and inquired of Directors whether they, or any member of their immediate families, had engaged in any transaction with us, other than transactions made in the ordinary course of business.

Meetings.  The Board meets on at least a quarterly basis, or as needed at special meetings held periodically throughout the year. During 2022, the Board held seven regular meetings and eleven special meetings, and all directors attended at least 75% of the aggregate of (i) the total number of the meetings of the Board and (ii) the total number of the meetings held by all committees on which they served.

The independent directors are offered the opportunity at each meeting of the Board to meet separately in executive session. During 2022, the independent Directors met thirteen times in such capacity. Each of our Audit Committee, Compensation, Nominating and Corporate Governance Committee (the “Compensation Committee”) and Risk Committee consists solely of independent Directors who also meet regularly in executive session without management present.

It is HTLF’s practice that all Directors be in attendance at the Annual Meeting unless excused by the Chairman of the Board. In 2022, all Directors attended the Annual Meeting.

Board Leadership.  We currently have an independent Chairman separate from the CEO. Under our Bylaws, Mr. Schmidt, our Chairman, presides at meetings of the Board at which he is in attendance. The Board believes that at this time, its structure with an independent Chairman of the Board who is not an executive officer best serves the Company by reinforcing the independence of the Board from management, creating an environment that encourages objective oversight of the management performance, maintaining a healthy governance culture, and enhancing the effectiveness of our Board as a whole. The Board believes it is important to maintain flexibility in its Board leadership structure depending on the Company’s needs at the time, but firmly supports having an independent Director in a Board leadership position at all times. Accordingly, in 2023 we amended our Corporate Governance Guidelines to provide that in the absence of an independent Chair, the Board will designate a Lead Independent Director who shall be an independent director as defined by NASDAQ regulations. The Board believes its approach to risk oversight, as more fully discussed below, ensures that the Board can choose many leadership structures while continuing to effectively oversee risk.

Risk Management - Background.  HTLF applies the three lines of defense model to its risk management framework. Under this structure, the first line of defense is management at HTLF’s subsidiaries, together with managers of centralized operations units assigned to support them. Collectively, they are accountable and responsible for managing the risks associated with their areas of responsibility. This responsibility includes developing policies, procedures and controls, and executing them. The second line of defense, under the supervision of the Chief Risk Officer, consists of formal enterprise risk management functions that facilitate risk identification, assessment, monitoring and reporting on the adequacy and effectiveness of risk management processes. The centralized risk management functions are Enterprise Risk Management (“ERM”), Consumer Compliance, Loan Review, Security (Information/Cybersecurity) and Financial Crimes Risk Management (BSA/AML/OFAC and Fraud). The third line of defense is the centralized Internal Audit function which provides independent quality assurance and validation of the effectiveness of the control environment and entire risk management framework.

Risk Management - The Board. The Risk Committee of the Board has oversight responsibilities for the Company’s enterprise risk management and reporting framework. The Risk Committee reviews reports on the risk management framework provided by the Chief Risk Officer, including quarterly assessments of the Company’s top risks, emerging risk and its evolving risk profile. The Risk Committee is also provided with robust reporting and monitoring compliance information related to its approved risk appetite statement, associated metrics and limits. The Audit Committee oversees risks associated with financial reporting, including internal controls over financial reporting, and the effectiveness of the third line Internal Audit function, and appoints and oversees the Company’s independent registered public accounting firm. The Compensation Committee identifies, reviews and oversees risks related to HTLF’s executive and employee compensation programs, including its annual and long-term incentive plans. The Compensation Committee also reviews the results of the annual incentive compensation risk assessment presented by the Chief Risk Officer.

Risk Management - Management. Management has responsibility for developing plans and implementing effective controls to manage and mitigate risk as part of the first line of defense. This includes coordination of product, service and customer related activities that are primarily undertaken locally by our subsidiary banks with operational processes and support activities that are managed centrally. Management is also responsible for establishing and maintaining appropriate segregation of duties, defined roles and responsibilities, and accountabilities to facilitate the successful execution of our strategic plan and objectives.

Committees of the Board

Audit Committee. The Audit Committee is chaired by Ms. Murphy, and additionally consists of Mses. Hopkins, and Unger and Messrs. Engel and Flynn, each of whom is an “independent” director under the listing standards of Nasdaq and the rules and regulations of the SEC. The Board of Directors has determined that each of Messrs. Engel and Flynn and Mses. Murphy and Unger qualify as an “audit committee financial expert” as set forth in the rules and regulations of the SEC. Each member of the Audit Committee also meets the financial literacy and additional independence requirements for audit committee membership under the listing standards of Nasdaq and the rules and regulations of the SEC.

The primary duties and functions of the Audit Committee are to:

*	monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, risk management, and legal compliance;
*	retain, oversee, review and terminate, if necessary, the Company’s independent registered public accounting firm and pre-approve all services performed by such firm;
*	provide an avenue of communication among the Company’s independent registered public accounting firm, management, the internal audit function, and the Board of Directors;
*	oversee processes to enforce HTLF’s code of conduct; including those for the receipt, retention and treatment of complaints received; and those processes for the confidential, anonymous submission by employees;
*	encourage adherence to, and continuous improvement of, the Company’s policies, procedures and practices at all levels;
*	review areas of potentially significant financial risk to the Company;
*	oversee the activities and performance of the Company’s internal audit function; and
*	monitor compliance with legal and regulatory requirements for the Company.

The Audit Committee’s duties and functions are set forth in more detail in its charter, which can be found under the Investor Relations section of our website, ir.htlf.com

Ms. Murphy has served as Chairperson of the Audit Committee since she replaced Mr. Schmidt in April 2022. During 2022, the Audit Committee met nine times. To promote independence of the audit function, the Audit Committee consults both separately and jointly with our independent registered public accounting firm, internal auditors, and management.

The Report of the Audit Committee is contained later in this proxy statement, and the processes used by the Audit Committee to approve audit and non-audit services are described below under the caption, “Relationship With Independent Registered Public Accounting Firm - Audit Committee Pre-Approval Policy”.

Compensation, Nominating and Corporate Governance Committee.  The Compensation, Nominating and Corporate Governance Committee (the “Compensation Committee”) is chaired by Mr. White, and additionally consists of Mses. Hopkins and Unger and Messrs. Flynn, Hylen, and Schmitz. Each member is an “independent” director under the listing standards of Nasdaq and the rules and regulations of the SEC and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).

The primary duties and functions of the Compensation Committee are to:

*	discharge the responsibilities of the Board relating to the compensation of the Company’s executive officers, including the President and Chief Executive Officer;
*	evaluate and make recommendations to the Board relating to the compensation of individuals serving as directors of the Company;
*	direct the preparation of and approve an Annual Report on Executive Compensation for inclusion in the Company’s proxy statement in accordance with all applicable rules and regulations;
*	identify individuals qualified to become members of the Board of Directors and select such individuals as director nominees for the next Annual Meeting of Stockholders; and
*	develop and establish corporate governance policies and procedures for the Company.

The Compensation Committee duties and functions are set forth in more detail in its charter, which can be found under the Investor Relations section of our website, ir.htlf.com. The Compensation Committee held nine meetings in 2022.

The process used by the Compensation Committee to evaluate and determine executive compensation is described in this proxy statement under “Compensation Discussion and Analysis - Administration of Our Compensation Program”. The Report of the Compensation Committee is also contained later in this proxy statement.

Risk Committee. The Risk Committee is chaired by Mr. Engel, and additionally consists of Ms. Murphy and Messrs. Hylen, and White. Each member is an “independent” director under the listing standards of Nasdaq and the rules and regulations of the SEC and a “non-employee” director under Section 16 of the Exchange Act.

The primary duties and functions of the Risk Committee are to:

*	oversee the risk management program and provide guidance to management on risk matters;
*	oversee management’s implementation of the ERM Policy, which defines the enterprise risk management and reporting framework (including use of objective and quantitative metrics), approve the Risk Appetite Statement, and review reporting provided by management on risk identification and monitoring of the Company’s risk profile;
*	review and discuss with management emerging (both internal and external) significant risk exposures, including risk mitigating actions as highlighted by enterprise risk management reporting;
*	ensure that the risk management function is adequately established and maintained, with sufficient resources, independence and authority to perform its duties commensurate with the size and complexity of the Company;
*	review reports from Compliance, Financial Crimes Risk Management, Loan Review, Third Party Risk Management, Model Risk Management and Security (Information/Cybersecurity); and
*	receive regulatory updates including exam results and other pertinent updates that impact the Company’s risk profile.

The Risk Committee duties and functions are set forth in more detail in its charter, which can be found under the Investor Relations section of our website, ir.htlf.com. The Risk Committee held four meetings in 2022.

Director Nominations and Qualifications. In carrying out its nominating function, the Compensation Committee evaluates all potential nominees for election, including incumbent directors, Board nominees and individuals recommended by stockholders. In addition to meeting minimum requirements of the Nasdaq Stock Market, the Board seeks candidates who at a minimum possess the following additional attributes:

*	highest personal and professional ethics, integrity and values;
*	sufficient educational and professional background to enable them to understand the Company’s business;
*	exemplary management and communication skills;
*	demonstrated leadership skills;
*	sound judgment in their professional and personal life;
*	a commitment to representing the long-term interests of all the Company’s stockholders;
*	a strong sense of service to the communities which we serve; and
*	ability to meet the standards and duties set forth in the Company’s Code of Business Conduct and Ethics.

The Compensation Committee also takes into account a potential nominee’s:

*	senior corporate leadership experience;
*	experience with publicly held companies of a similar or larger size than HTLF; and
*	unique perspective by virtue of their race, gender, ethnicity, geographic or other meaningful differences.

Pursuant to our Corporate Governance Guidelines, no nominee is eligible for election or re-election as a director if, at the time of the stockholders’ meeting at which such director is elected, such person is 72 or more years of age. Each nominee must also be willing to devote sufficient time to carrying out their Board duties and responsibilities effectively.

The Compensation Committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and whether they are “independent” in accordance with Nasdaq listing standards (to ensure that at least a majority of the directors will, at all times, be independent).

Stockholder Communications with the Board, Recommendations, Nomination and Proposal Procedures

General Communications with the Board.  As set forth on our website, ir.htlf.com, our Board of Directors may be contacted at 1800 Larimer Street, Suite 1800, Denver, Colorado 80202, Corporate Governance and the Board of Directors Attn: Jay L. Kim, Corporate Secretary, or by telephone at our administrative offices at (303) 285-9200 or toll-free at (888) 739-2100. Each communication relating to the Board’s duties or responsibilities will be forwarded to the Board or the specific directors identified in the communication as soon as reasonably possible. Correspondence that is unrelated to a director’s duties will be handled at the Corporate Secretary’s discretion.

Recommendations. Should stockholders wish to recommend individuals for nomination by the Board, such correspondence should be sent to our Corporate Secretary at the above address. The Compensation Committee will review each recommendation made, and take into account all factors it considers appropriate, including those described under “Director Nominations and Qualifications” above.

Nominations of Directors. In accordance with our Bylaws, a stockholder may nominate a director for election at an Annual Meeting of Stockholders only if such stockholder’s written notice of the nomination is delivered to or mailed and received by us, at our Corporate Secretary’s, address set forth above, not less than 30 days nor more than 75 days prior to the date of the Annual Meeting, irrespective of any deferrals, postponements or adjournments thereof to a later date; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, the stockholders’s written notice of the nomination must be received by us not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The stockholder’s notice of intention to nominate a director must comply with the requirements set forth in the advance notice provisions of our bylaws. For example, the notice must include (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence address and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, as then in effect; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. We may request additional information from any proposed nominee after receiving the notification for the purpose of determining the proposed nominee’s eligibility to serve as a director. Persons nominated for election to the Board in accordance with the above requirements will not be included in our proxy statement. In addition to complying with the requirements set forth in the advance notice provisions of our bylaws, to nominate a director, stockholders must also give timely notice that complies with the additional requirements of Rule 14a-19, and which must be received no later than April 15, 2024.

Other Stockholder Proposals.  If a stockholder wishes to submit a proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in HTLF’s proxy statement for its 2024 Annual Meeting of Stockholders, HTLF must have received such proposal and supporting statements, if any, at its principal executive office no later than December 29, 2023, unless the date of HTLF’s 2024 Annual Meeting of Stockholders is changed by more than 30 days from June 14, 2024 (the one-year anniversary date of the 2023 Annual Meeting of Stockholders), in which case the proposal must be received a reasonable time before HTLF begins to print and mail its proxy materials.

For proposals to be made by a stockholder outside of Rule 14a-8 and to be brought before the Annual Meeting, the stockholder’s written notice of the proposal must be delivered, mailed or telegraphed to us, at our Corporate Secretary’s address set forth above, not less than 30 days nor more than 75 days prior to the scheduled date of the Annual Meeting, regardless of any postponements, deferrals or adjournments of the meeting to a later date; provided, however, that if less than 40 days’ notice of the date of the scheduled meeting is given or made by the Company, the stockholder’s written notice must be delivered, mailed or telegraphed to us not later than the close of business on the 10th day following the date on which notice of the date of the scheduled meeting was first mailed to stockholders. The stockholder’s notice must comply with the requirements set forth in the advance notice provisions of our bylaws. For example, the stockholder’s notice must include as to each matter the stockholder proposes to bring before the Annual Meeting: (i) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business; (iii) the number of shares of the corporation’s common stock beneficially owned by such stockholder on the date of such stockholder’s notice; and (iv) any financial or other interest of such stockholder in the proposal.

Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to all directors and employees. The Code sets forth the standard of ethics we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. All employees and directors have received, and acknowledged in writing, the Code of Business Conduct and Ethics Policy, along with the Code of Business Conduct and Ethics Violation Reporting Procedure, which includes procedures that facilitate the confidential reporting of matters on an anonymous basis. The Code of Business Conduct is posted on our website, ir.htlf.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to, or waiver of, the Code of Business Conduct with respect to our Chief Executive Officer and Chief Financial Officer and persons performing similar functions, by posting such information on our website.

Director Compensation. Our Board of Directors believes that compensation received by a non-employee Director should be tied directly to the success of HTLF and its stockholders. Non-employee Directors are compensated for service on the Board by an annual equity retainer of restricted stock units (“RSUs”) that vest one year after granted, and annual retainers (paid in cash, RSUs, or a mix, at the option of the Director) for service on the Board and service on committees, and as Chair of the Board or a committee, as further detailed below. In the event that a Director attends less than 75% of all Board and assigned committee meetings held between the date of grant and the earlier of the vesting date and the date of the next Annual Meeting following the date of grant, they forfeit their unvested equity retainer. In the event a director leaves the Board for any reason prior to any vesting date or a change in control (other than due to death), the director forfeits all right to the unvested RSUs. In the event of the death of the non-employee director or a change in control, all unvested RSUs vest immediately.

The following table highlights the material elements of our director compensation program:

Compensation Elements
Annual Independent Board Chair Retainer	$50,000	(1)(2)
Annual Board Member Retainer	$47,500	(2)
Annual Board Member Equity Award	$60,000	(3)
Annual Committee Chair Retainer	$10,000	(2)
Annual Committee Member Retainer	$7,500	(2)

(1) Instituted in 2022 following the election of an independent Board chair
(2) Directors may elect to receive the retainer in RSUs or cash
(3) Payable only in RSUs

Directors who are employees do not receive any compensation for serving on the Board of HTLF or any subsidiary.

Messrs. Flynn and Schmitz also received compensation for their service on the advisory board of one of our subsidiary banks. We compensate directors for service on subsidiary bank advisory boards and advisory committees by granting HTLF RSUs and paying cash, respectively. HTLF Directors who served on an advisory board of a subsidiary bank each received 175 RSUs during 2022 for their service.

The following table shows non-employee director compensation for service on the HTLF Board and any subsidiary banks during 2022:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
Robert B. Engel	$73,700	$59,065	$—	$132,765
Thomas L. Flynn	$49,500	$81,278	$—	$130,778
Lynn B. Fuller(3)	$47,500	$59,065	$—	$106,565
Jennifer K. Hopkins	$47,500	$73,873	$—	$121,373
Christopher S. Hylen	$47,500	$73,873	$—	$121,373
Susan J. Murphy	$73,700	$59,065	$—	$132,765
Barry H. Orr	$3,400	$—	$—	$3,400
John K. Schmidt	$118,300	$59,065	$—	$177,365
Martin J. Schmitz	$47,500	$66,469	$—	$113,969
Kathryn Graves Unger	$62,500	$59,065	$—	$121,565
Duane E. White	$72,500	$59,065	$—	$131,565

(1) The amounts in this column include the annual retainer, committee retainer, and committee and board chair retainer paid in cash for service to HTLF or one of HTLF’s subsidiaries.
For the annual retainer portion of director compensation, Messrs. Engel, Fuller, Schmidt, and White, along with Ms. Unger elected to receive $47,500 in cash. Messrs. Flynn, Hylen and Schmitz, along with Mses. Hopkins and Murphy, elected to receive equivalent-value RSUs, and were each granted 1,105 RSUs.
Mr. Schmidt elected to receive his compensation related to his service as Board Chairman in cash.
Messrs. Engel and White and Ms. Murphy elected to receive committee Chair retainers in cash.
For the Compensation Committee membership retainer, Mses. Murphy and Unger, along with Messrs. Engel and White elected to receive $15,000 in cash for service on two Committees. Mses. Hopkins and Messrs. Flynn and Hylen elected to receive RSUs and were granted 300 RSUs for service on two committees. Mr. Schmidt elected to receive $7,500 cash for service on one Committee.
Messrs. Engel, Flynn, Orr and Schmidt, along with Ms. Murphy received cash payments of $1,200, $2,000, $3,400, $800 and $1,200, respectively, for committee service at one of HTLF’s subsidiaries.

(2) The amounts in this column represent the fair value, determined based upon the market price of our common stock on the date of grant in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of RSUs granted for service as directors of HTLF, as well as RSUs granted for service as advisory directors of subsidiary banks. See the discussion of equity awards in Note 15 of our financial statements for the year ended December 31, 2022, contained in our Annual Report on Form 10-K for all assumptions made in the valuation of the RSUs.
Each of Messrs. Engel, Flynn, Fuller, Hylen, Schmidt, Schmitz and White and Mses. Hopkins, Murphy and Unger was granted 1,396 RSUs on June 15, 2022.
Mr. Flynn received 175 RSUs for service as an advisory director of Dubuque Bank and Trust Company on June 15, 2022, and Mr. Schmitz received 175 RSUs for service as an advisory director of HTLF Bank on June 15, 2022.
The aggregate number of RSUs outstanding at December 31, 2022 for each director was: 1,396 for Mr. Engel, 2,851 for Mr. Hylen, 3,026 for Mr. Flynn, 2,851 for Ms. Hopkins, 2,501 for Ms. Murphy, 1,396 for Mr. Schmidt, 2,676 for Mr. Schmitz, 1,396 for Ms. Unger and 1,396 for Mr. White.

(3) Mr. Fuller’s RSUs were forfeited upon his resignation from the Board in December 2022.

Environmental, Social, and Governance (“ESG”) Overview

HTLF is committed to enriching lives one customer, employee, and community at a time. We believe our continued growth and the growth of the communities we serve is guided by our values of integrity, accountability, community, and excellence. These priorities inspire us to nurture and develop diverse talent and build trust through collaboration with our partners. We recognize that our commitment to our customers, communities, employees and stockholders is inextricably linked to our long-term success and sustained financial performance. We see ESG not as a goal to be achieved, but as a guiding framework to assist us in focusing on those factors that contribute to our long-term performance and helping us enrich lives one customer, employee, and community at a time. Below are some of the highlights of ESG Governance at HTLF.

ESG Board Oversight. Recognizing that the tone of an organization is set at the top, our Board of Directors provides overall supervision and leadership with respect to HTLF’s ESG program. The Board ensures alignment of management by overseeing the ESG Steering Committee, which is further discussed below. The Board understands the importance of ESG-related risks and opportunities and sets expectations related to ESG reporting and prioritization. There is also an individual performance component of each executive’s compensation, which provides the Compensation Committee with the ability to ensure executive alignment with ESG priorities set by the Board.

ESG Steering Committee. In 2022, HTLF embarked on its journey to thoughtfully focus and formalize our ESG efforts while ensuring that they are undertaken intentionally and with a view towards achieving overall company-wide objectives. Because we believe that executive support is necessary to ensure the success of any important undertaking, our newly-formed ESG Steering Committee is co-chaired by Jay Kim, HTLF’s Chief Administrative Officer, and Tamina O’Neill, HTLF’s Chief Risk Officer. Having two members of our Executive Leadership Team as co-chairs of the ESG Steering Committee ensures that diverse internal perspectives are represented and that those diverse perspectives drive the important decisions that are made. The ESG Steering Committee is a cross functional working group that is comprised of key senior leaders throughout the organization, and is tasked with coordinating and guiding management’s overall ESG efforts. This structure ensures broad representation and a coordinated approach across the organization.

ESG Assessment. To ensure the coordination of HTLF’s ESG program, and to ensure that all stakeholders were represented, HTLF created an ESG Assessment and Prioritization Framework (the “ESG Assessment”) in 2022. This involved assessing the importance of various priorities to both external stakeholders (e.g., customers, communities, and investors) and internal stakeholders including employees and the Board. We started the process by considering key sustainability/ESG reporting frameworks such as SASB in order to develop a broad list of categories. We then narrowed our focus to those issues that are most relevant to HTLF and upon which we can have the greatest impact. The ESG Assessment included leaders representing nearly every function within the Company, and is intended to serve as a key tool in helping us identify and prioritize ESG-related issues. In addition, the ESG Assessment will be used to develop key metrics with the goal of transparently measuring our progress and contributions towards corporate social responsibility.

ESG Reporting. Building on these initial efforts, and in an effort to provide our diverse constituencies with transparent reporting on our progress, we intend to issue our first Corporate Responsibility Report before the end of the year.

ESG Implementation at HTLF

Achieving a more sustainable future for HTLF means helping solve problems and delivering solutions. It also means supporting our employees and being an outstanding partner with the businesses and communities we call home. Below are just a few of the recent initiatives we have undertaken to support our customers, communities, and employees.

Diversity, Equity and Inclusion (“DEI”). DEI is a fundamental aspect of ESG at HTLF. It is the right thing to do, and we believe it also leads to a more positive culture, higher-performing teams, and helps us deliver better and more relevant products and services to our customers. Once again, the tone has been set at the top. We have ensured that all new Directors are selected from a diverse group of candidates which allows us to thoughtfully create a Board that reflects different backgrounds and experiences. At the management level, and under the supervision of the Board, HTLF has ensured focus on this critical facet of ESG by creating the position of Chief Diversity, Equity and Inclusion Officer in 2021. This new position reinforces HTLF’s company values and commitment to DEI, and ensures that there is overall coordination of HTLF’s DEI efforts. In 2022, we published our first DEI Report, and our most recent DEI Report is available on our website at https://www.htlf.com/diversityequityinclusion.

Employee Support. Our social responsibility begins with our employees. One of the key ways we have supported our employees is through the creation of Employee Business Resource Groups (“EBRGs”), which are employee-led networks supported by HTLF and formed around common social identities. These groups, promote a more diverse and inclusive environment where everyone feels valued and empowered to succeed. Further demonstrating our commitment to employee development and retention, in 2022 we launched a leadership training program for high potential employees designed to allow our employees to grow with us.

Financial Inclusion. Part of our mission is to enrich the lives of our customers. We are committed to financial inclusion through the implementation of new products and services to help support customers through the development of innovative products designed to address the needs of those customers who are traditionally underserved by financial institutions. To address these needs, we recently launched a new checkless checking product called Bank-on, that has no overdrafts fees. We are a part of a national movement to increase safe and affordable banking and bring the underbanked and unbanked into the financial mainstream.

Environmental Sustainability. Achieving a more sustainable future means helping solve problems and being an outstanding partner with our customers and communities. HTLF partnered with One Tree Planted, a nonprofit organization focused on reforestation and conservation, to plant one tree for every one of our employees in honor of National Arbor Day. The trees were planted in areas of our geographic footprint impacted by devastating forest fires. Other sustainability efforts include LEED Certified buildings, decreasing paper printing volumes by 48 percent since 2019, utilizing solar panels, and converting to LED lighting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists the beneficial ownership of our common stock as of March 31, 2023, by each person we know to beneficially own more than 5% of our outstanding common stock, by each director or Named Executive Officer, and by all directors and executive officers of HTLF as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common stock beneficially owned set forth opposite their name.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
5% Stockholders
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	5,090,999	(3)	12.0%
Earnest Partners, LLC 1180 Peachtree Street NE, Atlanta, GA 30309	3,078,796	(5)	7.2%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	3,071,748	(6)	7.2%
Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746	2,178,085	(4)	5.1%
Directors and Nominees
Robert B. Engel	13,389		*
Thomas L. Flynn	93,660	(7)	*
Jennifer K. Hopkins	13,840		*
Christopher S. Hylen	3,658		*
Bruce K. Lee	65,039		*
Susan J. Murphy	11,231		*
John K. Schmidt	123,561	(8)	*
Martin J. Schmitz	277,275	(9)	*
Kathryn Graves Unger	2,450		*
Duane E. White	26,150	(10)	*
Other Named Executive Officers
Bryan R. McKeag	38,386	(11)	*
Jay L. Kim	764		*
David A. Prince	13,353		*
Kevin G. Quinn	12,369		*
All Directors and Executive Officers as a Group (23 persons)	728,076		1.7%

* Less than one percent
(1) The beneficial owners identified below have sole voting and investment power with respect to shares of common stock owned, except as set forth in the footnotes below. Share totals include restricted stock units that will vest within 60 days of March 31, 2023.
(2) Based upon 42,558,726 shares of common stock outstanding on March 31, 2023, plus any RSUs that will vest within 60 days of March 31, 2023 for that person.
(3) Based upon the Schedule 13G/A filed on January 26, 2023, BlackRock, Inc. has sole voting power with respect to 4,789,973 shares and sole dispositive power with respect to 5,090,999 shares as of December 31, 2022.
(4) Based upon the Schedule 13G filed on February 10, 2023, Dimensional Fund Advisors LP. has sole voting power with respect to 2,140,035 shares and sole dispositive power with respect to 2,178,085 shares as of December 31, 2022.
(5) Based upon the Schedule 13G/A filed on February 14, 2023, Earnest Partners, LLC has sole voting power with respect to 2,151,759 shares and sole dispositive power with respect to 3,078,796 shares as of December 31, 2022.
(6) Based upon the Schedule 13G/A filed on February 9, 2023, The Vanguard Group has sole voting power with respect to 0 shares and sole dispositive power with respect to 2,992,946 shares. It has shared voting power with respect to 39,456 shares and shared dispositive power with respect to 78,802 shares as of December 31, 2022.
(7) Includes 3,335.3820 shares held by Mr. Flynn’s spouse in an individual retirement account (IRA) and 37,411.1945 shares held by Mr. Flynn jointly with his spouse.
(8) Includes an aggregate of 39,670 shares held by Mr. Schmidt’s spouse.

(9) Includes 211,935 shares held by Padekeky Investments, LLC, of which Mr. Schmitz is a controlling stockholder. Of the shares of common stock disclosed in the table, Mr. Schmitz has pledged 24,558 shares as collateral for a personal loan.
(10) Includes 16,244 shares held in an IRA.
(11) Includes 18,818 shares held in a living trust for which Mr. McKeag serves as trustee.

Preferred Equity

In 2020, we issued 4.6 million depositary shares, each representing a 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, which do not have voting rights. As of March 31, 2023, Mr. Engel held 23,000 depositary shares of our preferred stock, and Mr. Hylen held 3,500 depositary shares of our preferred stock. No other directors or executive officers owned preferred stock as of March 31, 2023.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our directors, executive officers and 10% stockholders file reports of ownership and changes in ownership with the SEC. Such persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the forms filed during, or with respect to, calendar year 2022 and written representations from each reporting person, we believe that our Directors and executive officers filed all required reports on a timely basis, except for a late Form 4 filing related to a grant of RSUs to Mr. Kim, and a late Form 4 filing related to a grant of RSUs to Mr. Fuller, both of which were not reported timely due to inadvertent administrative errors.

PROPOSAL 2	MANAGEMENT PROPOSAL TO DECLASSIFY OUR BOARD OF DIRECTORS
Management proposal to declassify our Board of Directors	☑	The Board of Directors recommends that you vote your shares FOR this proposal to declassify our Board of Directors.

Upon the recommendation of the Compensation Committee, the Board of Directors adopted, subject to stockholder approval, the Amended and Restated Certificate of Incorporation (the “Amended Certificate”) attached to this Proxy Statement as Appendix A in order to declassify the Board.

As more fully detailed below, our Directors believe it is appropriate to accelerate the pace of declassification, and those members whose terms would not otherwise expire at the 2024 Annual Meeting intend to tender their resignations (including the Class III director nominees nominated by the Board in this proxy statement for election at the 2023 Annual Meeting) and the remaining Board members intend to immediately reappoint each resigning Director to the Board for a term ending at the 2024 annual meeting. If the Amended Certificate is approved, the Board will also adopt conforming changes to the Bylaws (which do not require stockholder approval), with such changes as the Board may approve, consistent with the amended Certificate.

Reasons for Declassifying the Board of Directors. The Board considered a number of factors in making its decision to recommend declassification. The Board recognizes that a classified board structure can be viewed as diminishing a board’s accountability to stockholders, because such structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Annual voting allows stockholders to express their views on the individual performance of each director and on the entire board of directors more frequently than does a classified board structure. In addition, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.

After weighing the factors above, among others, the Board determined that retaining a classified board structure is no longer in the best interests of the Company and its stockholders. For this reason, the Board approved, subject to the approval of stockholders of this proposal, and declared as advisable the adoption of the Amended Certificate attached hereto as Appendix A.

Description of the Amended and Restated Certificate of Incorporation. Currently, the Company’s Certificate of Incorporation provides that the Board be divided into three classes with the number of Directors in each class being as nearly equal as reasonably possible. Accordingly, approximately one-third of the directors are elected annually, with each serving a three-year term.

The proposed Amended Certificate provides that each Director elected at an annual meeting of stockholders will serve a one-year term, serving until the following annual meeting of stockholders and until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

Under the Company’s existing Certificate of Incorporation, and Delaware law (unless the certificate of incorporation provides otherwise), directors of companies that have a classified board of directors may be removed only for cause. Delaware law requires that directors of companies that do not have a classified board must also be removable without cause. Accordingly, if the Amended Certificate is approved, any Director elected to the Board at or after the 2023 Annual Meeting may be removed from office at any time, with or without cause, by the affirmative vote of the holders of not less than 70% of the outstanding shares of stock of the Company entitled to vote generally in the election of directors cast at an annual meeting of stockholders or at a meeting of the stockholders called for that purpose.

Mechanics of Declassification. If the stockholders approve this proposal, the Amended Certificate will become effective upon filing with the Secretary of State of the State of Delaware. We intend to file the Amended Certificate as soon as practicable following the 2023 Annual Meeting after the requisite vote for this proposal is obtained. Because such filing would follow the election of Directors at the 2023 Annual Meeting, those Directors elected at the 2023 Annual Meeting will have been elected for a three-year term.

To facilitate the declassification of the Board of Directors more expeditiously, each current member of the Board whose term would not otherwise end at the 2024 Annual Meeting (including the Class III director nominees nominated by the Board in this proxy statement for election at the 2023 Annual Meeting) intends to tender his or her resignation following the 2023 Annual Meeting if he or she is a member of the Board at that time. The Board intends to accept such resignation of each Director, and the remainder of the Board intends to immediately reappoint each such Director to the declassified Board such that each member of the Board will serve a one-year term following the 2023 Annual Meeting and stand for election annually, beginning at the Company’s 2024 annual meeting of stockholders.

PROPOSAL 3	NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
Non-binding, advisory vote on executive compensation	☑	The Board of Directors recommends that you vote your shares FOR the approval of HTLF’s executive compensation.

As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a stockholder advisory vote to approve the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This advisory vote will not be binding upon the Board of Directors; however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We have asked for this advisory vote on an annual basis, and we will continue to do so pending the outcome of Proposal 4, which is our advisory vote on the frequency of our future say-on-pay votes.

NAMED EXECUTIVE OFFICER COMPENSATION Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) addresses our compensation philosophy and objectives with respect to our 2022 named executive officers: Bruce K. Lee, President and Chief Executive Officer; Bryan R. McKeag, Executive Vice President, Chief Financial Officer; Jay L. Kim, Executive Vice President, General Counsel, Chief Administrative Officer, and Corporate Secretary; David A. Prince, Executive Vice President, Head of Commercial Banking; and Kevin G. Quinn, Executive Vice President and Chief Banking Officer (collectively, the “Named Executive Officers”). The CD&A also covers compensation policies, elements of compensation, administration of compensation, risk considerations and the basis for compensation decisions for 2022.

Compensation Philosophy. The Compensation, Nominating and Corporate Governance Committee (the “Compensation Committee”) has adopted an Executive Officer Compensation Philosophy that embodies the guiding principles behind compensation decisions related to all our executive officers, including the Named Executive Officers. Below is a summary of the main pillars of the Executive Officer Compensation Philosophy:

*Compensation levels should be competitive to ensure we attract and retain a highly qualified management team to lead and grow the company.
*Compensation should reward superior performance.
*Incentive compensation should reward consistent sustained performance over the long term.
*Incentive compensation should avoid excessive or disproportionate risks.
*Incentive compensation should encourage stewardship of the organization as a whole.
*Compensation opportunities should consider qualitative items in addition to metrics.

The Compensation Committee has designed our executive compensation program to be both competitive in the marketplace and to align the interests of our executive officers with the long-term interests of our stockholders. This is done by providing total compensation that rewards superior performance with elements of variable, performance-based compensation, and is competitive in our markets in order to attract and retain talented executives. At the same time, it is designed to align the interests of our executives with those of stockholders and to prevent our compensation program from incentivizing excessive risk taking. This is done by providing a substantial portion of compensation in the form of long-term equity-based awards that vest over multi-year periods, which discourages making short-term decisions that could have a positive effect on performance in a single year at the expense of performance in future years.

2022 Business Highlights. In 2022, our employees, led by our CEO and the executive leadership team (including our Named Executive Officers), did an outstanding job of executing on our strategic plans to drive organic growth, improve customer experience, and improve our operational efficiency. This was achieved in part by consolidating 11 branch locations and reducing the number of our subsidiary banks from eleven to seven at year-end, which increased our operating capacity, reduced costs, and improved operational processes. The consolidation of our subsidiary banks is expected to be completed in 2023 and deliver $20 million in annual cost savings on an ongoing basis. Our key business results are summarized below:

*	Annual net income available to common stockholders of $204.1 million or $4.79 per diluted common share.
*	Total year-end assets increased to $20.24 billion, an increase of $970 million or 5% from December 31, 2021.
*	Loan growth of $1.47 billion or 14.8%.
*	Total deposit growth of $1.10 billion or 6.7%.
*	Net interest margin improved to 3.32% compared from 3.29% for 2021.
*	Return on average common equity of 11.74%, a substantial improvement from 10.49% for 2021.
*	Continued strong credit quality, with 30-89 day delinquencies of 0.04% of total loans as of December 31, 2022.

2022 Compensation Highlights. In 2022, based on strong support from stockholders and in accordance with our Compensation Philosophy, we retained the structure of our executive compensation program to ensure that incentive payments to our Named Executive Officers remained market-based, commensurate with performance, in alignment with our stockholders’ interests, and do not incentivize improper risk taking.

Each of our Named Executive Officers received an annual cash incentive payout of between 89% and 93% of the original target. Our 2020-2022 stock-based performance-based awards paid out at 77% of target.

Elements of Executive Compensation. Our executive compensation program includes a mix of base salary, annual cash incentives, and long-term equity awards. Variable compensation based on performance is a significant component of total compensation.

For 2022, 80% of an executive’s annual cash incentive award was based on performance standards linked to profitability, credit quality and growth. Revenue and profitability were measured by pre-provision pre-tax net revenue and noninterest income. Credit quality was measured by the ratio of non-performing assets to total assets relative to peers and net charge-offs to average total loans relative to peers. Growth was measured by organic loan growth for all Named Executive Officers except for Mr. Prince, for whom it was measured by Commercial and Agricultural loan growth. The remaining 20% was based on a subjective assessment of a number of qualitative factors, including liquidity and capital management, operational execution, demonstrated leadership skill, and quantitative measures outside those taken into account in the performance standards. Target opportunities for Named Executive Officer incentive cash awards ranged from 50% to 100% of base salary, with the amount that could be earned ranging from 0% to 150% of target, in order to enhance the sensitivity of awards to performance. An executive’s total award is further adjusted using a multiplier based on HTLF’s return on average assets relative to peers. Targets for performance standards were determined taking into account a variety of data, including peer performance, HTLF’s historical performance and financial plan targets. The performance standards and qualitative factors utilized, as well as the allocation between performance standards and qualitative factors, are reviewed annually based on Company priorities and alignment with peers.

For long-term incentives, we use a balanced approach, with individual equity grants consisting of 40% time-based restricted stock units (“RSUs”) and 60% performance-based restricted stock units (“PSUs”). Annual RSU and PSU awards are typically made in the first quarter of the subsequent fiscal year. Initial awards are determined based on a target award amount, although no employees are entitled to a specific or minimum initial award amount. RSU awards vest ratably over three years generally contingent on employment. PSU awards are generally contingent upon employment for three years and contingent upon and subject to performance metrics using a three-year performance period to avoid excessive risk-taking for short-term results, while further encouraging long-term decision-making. This aligns with prevailing practices among our peer group, and avoids duplication of performance measures from our annual cash incentive awards. Vesting of PSUs occurs after HTLF and relevant peer data is available for the full performance period.

We believe that our executive compensation program provides appropriate incentives and sets expectations that align very closely with the value we have generated for stockholders over the past three years. The table below, which graphs CEO pay against total stockholder return (“TSR”), illustrates the alignment of CEO pay with Company performance:

HTLF - CEO Pay Comparison
$4,000
$3,600
$3,200
$2,800
$2,400
$2,000
$1,600
$1,200
$800
$400
$0
Total Compensation (in $000)
$160
$120
$80
$40
$0
TSR [1]
2020
2021
2022
CEO Compensation (2)
TSR - HTLF
TSR - Primary Peer Group (3)

(1) TSR assumes an initial investment of $100 at the start of year one (2020) and reflects the annual change in such investment as a result of annual TSR.
(2) Represents Mr. Lee’s Total Compensation in each of the 2020, 2021 and 2022 fiscal years as disclosed in the Summary Compensation Table.
(3) Reflects the 50th percentile of the peer group used to set HTLF’s 2022 compensation, which is described later in this Compensation Discussion and Analysis.

Administration of Our Executive Compensation Program

Role of the Compensation Committee. The Compensation Committee, which consists solely of independent directors, is primarily responsible for setting executive compensation for HTLF. The Compensation Committee makes decisions on base salary, annual incentive plan metrics and awards, and long-term incentive metrics and awards.

In making compensation decisions, the Compensation Committee reviews and evaluates a broad range of material requested and received from management and its independent compensation consultant, including the following:

*	financial reports covering, among other things, historical and year-to-date financial performance vs. the financial plan and financial performance vs. a defined peer group;
*	individual performance assessments of the Chief Executive Officer and other Named Executive Officers;
*	reports on HTLF’s strategic objectives and future financial plans;
*	compensation best practices in the financial services industry;
*	agreements and other plan documents regarding compensation;

*	peer data and analysis; and
*	competitive market surveys.

In formulating our performance-based compensation programs, including those for our executive officers, the Compensation Committee considers the risk created by tying compensation to financial goals, including the risk of encouraging short-term behavior by tying a portion of compensation to annual goals, and the risks presented by encouraging higher earnings and asset and deposit growth. The Compensation Committee is guided by the Guidance on Sound Incentive Compensation Policies jointly issued by the financial institution regulatory agencies in 2010, which establishes a framework for assessing the soundness of incentive compensation plans, programs and arrangements maintained by financial institutions, and encourages balanced risk-taking incentives compatible with effective controls and risk management and with general principles of strong corporate governance. The Compensation Committee meets with HTLF’s Chief Risk Officer annually and discusses the assessment and management of any risks presented by its incentive compensation programs, including both annual and long-term incentives.

The Compensation Committee believes that a sensible approach to balancing risk-taking and rewarding achievement of reasonable, but not easily attainable, goals is an important component of the executive compensation program. The Compensation Committee also utilizes the joint agency guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into HTLF’s executive compensation program.

The Chief Risk Officer and Enterprise Risk Management perform an annual review of incentive compensation plans as part of a formal risk assessment in compliance with regulatory guidance. This risk review utilizes a formalized framework, taking a comprehensive approach that reviews governance and oversight, compensation philosophy, incentive plan metrics and standards, plan administration and controls, plan changes, inherent risks, mitigating controls, and resulting residual risks. The risk assessment results are presented to the Compensation Committee by the Chief Risk Officer. The risk assessment evaluates whether incentive compensation arrangements for Named Executive Officers and other members of senior management are appropriately balanced, focused on long-term value creation, and do not encourage inappropriate or excessive risk-taking. We believe that tying a substantial portion of total direct compensation to long-term incentives keeps the Named Executive Officers focused on HTLF’s long-term value creation rather than short-term results. Our incentive compensation programs are further designed with risk mitigating features such as performance standards that account for quality of growth and a clawback policy (as described below). The Compensation Committee has concluded that our compensation policies and practices are not likely to encourage inappropriate or excessive risk-taking.

Role of Management. Our management evaluates employee performance, establishes business and individual performance targets and objectives, and recommends salaries, cash incentive and equity awards. At the request of the Compensation Committee, our CEO and Chief Human Resources Officer provide information regarding our strategic objectives, evaluations of executive officers’ performance, and compensation recommendations for executive officers other than themselves. Our CEO and Chief Human Resources Officer do not approve the compensation arrangements of any Named Executive Officers or participate in the formulation of their own compensation, and are not present at meetings or portions of meetings where their own compensation is discussed or approved.

Role of Advisors. The Compensation Committee has retained Aon to serve as its independent compensation consultant. Aon’s compensation advisory role includes providing market information on executive and director compensation levels and practices, assisting in the design and implementation of executive and director compensation programs, and providing input on related technical and regulatory matters.

The Compensation Committee annually reviews the independence and performance of its compensation consultant and the consulting services provided. In evaluating the independence and performance and considering the retention of its compensation consultant, the Compensation Committee assesses the consultant’s independence in accordance with Nasdaq listing standards.

In 2022, Aon provided consulting services related to executive and director compensation, including the form and characteristics of the awards made to our Named Executive Officers, advised on overall incentive plan design, and provided compensation benchmarking services.

Based upon these and other factors, the Compensation Committee concluded that the retention of Aon did not present any conflicts of interest, that Aon was independent, and that such retention was appropriate.

Peer Comparison. The Compensation Committee annually reviews a competitive analysis of peer companies generated by its compensation consultant as a key part of assessing the competitiveness of our executive compensation program. The Compensation Committee establishes appropriate and competitive ranges of annual and long-term compensation, utilizing the peer group as an important indication of the competitive market. Various components of executive compensation (e.g., base salaries, equity compensation, retirement plan contributions and other benefits) are compared, individually and in total, to comparable positions within the peer group. In addition, the Compensation Committee reviews information prepared by the compensation consultant on the usage of shares and related dilution levels for equity incentive plans within the peer group.

Peer Group. The Compensation Committee, with the assistance of its compensation consultant, annually reviews the peer group which it uses to analyze the competitiveness of our executive compensation program. The members of the peer group are selected based on comparable industry, total assets, geography, and commercial loans as a percentage of total loans. The table below lists the companies that comprise the peer group used to set 2022 compensation:

NAME	CITY, STATE	TICKER	NAME	CITY, STATE	TICKER
Ameris Bancorp	Atlanta, GA	ABCB	Associated Banc-Corp	Green Bay, WI	ASB
Bank OZK	Little Rock, AR	OZK	Banner Corp	Walla Walla, WA	BANR
Cathay General Bancorp	Los Angeles, CA	CATY	CVB Financial Corp.	Ontario, CA	CVBF
Enterprise Financial Services	St. Louis, MO	EFSC	First Financial Bancorp	Cincinnati, OH	FFBC
First Financial Bankshares	Abilene, TX	FFIN	First Interstate BancSystem	Billings, MT	FIBK
First Merchants Corporation	Muncie, IN	FRME	Glacier Bancorp Inc.	Kalispell, MT	GBCI
Hope Bancorp	Los Angeles, CA	HOPE	Independent Bk Group Inc.	McKinney, TX	IBTX
Pacific Premier Bancorp	Irvine, CA	PPBI	Renasant Corp.	Tupelo, MS	RNST
Simmons First National Corp.	Pine Bluff, AR	SFNC	Trustmark Corp	Jackson, MS	TRMK
United Bankshares Inc.	Charleston, WV	UBSI	United Community Banks Inc.	Blairsville, GA	UCBI
Washington Federal Inc.	Seattle, WA	WAFD	WesBanco, Inc.	Wheeling, WV	WSBC

Because it recognizes the inherent limitations on benchmarked data, the Compensation Committee does not establish compensation based on pre-established ratios of executive compensation to peer group data. Instead, peer group data is one factor in the Compensation Committee’s analysis, and it is used for a validation check of the final compensation package chosen for our executives.

Consideration of Advisory Vote. We annually submit our executive compensation arrangements to stockholders for a non-binding, advisory vote. The Compensation Committee believes that an annual “say on pay” vote provides it with more direct and current input regarding the effectiveness of the executive compensation program. At our last Annual Meeting, 88% of the votes cast by stockholders who voted on our advisory “say on pay” proposal approved the 2021 compensation of our Named Executive Officers. Although the Compensation Committee interprets this high level of approval as an indication of our stockholders’ endorsement of our compensation program as a whole, it also recognizes that an effective compensation program must continue to evolve and change as needed to keep it both competitive in the marketplace and aligned with market practices and stockholder expectations.

Elements of Compensation

The compensation of our Named Executive Officers consists of four primary components: (1) base salary, (2) annual cash incentive awards, (3) long-term incentive compensation (together with base salary and annual cash incentive awards constituting total direct compensation), and (4) additional benefits.

As illustrated by the following table, a substantial part of our CEO’s total target direct compensation for 2022 was variable-based:

2022 CEO Total Target Direct Compensation Mix - Bruce K. Lee
Fixed Compensation	Amount	% of Total Compensation
Year-End Base Salary	$850,000	28%
Total Fixed Compensation	$850,000	28%

Variable-Based Compensation	Amount	% of Total Compensation
Annual Cash Incentive Award	$850,000	28%
Long-Term Equity Incentive - PSUs	$768,379	27%
Long-Term Equity Incentive - RSUs	$517,906	17%
Total Variable-Based Compensation	$2,136,285	72%
Total Direct Compensation	$2,986,285	100%

Base Salary. The Compensation Committee regards base salary as an important component of executive compensation because it provides executives with the assurance of a regular income. Base salaries are intended to assist us in attracting executives and recognizing different levels of responsibility and contribution. The Compensation Committee generally targets base salaries for our Named Executive Officers near the peer group median for comparable positions, with additional consideration given to the executive’s qualifications and experience, scope of responsibility and potential to achieve the goals and objectives established. Past performance and internal pay equity are also considered.

The following table lists the base salaries earned by our Named Executive Officers in 2022 in comparison to 2021:

Officer	2022	2021
Bruce K. Lee	$850,000	$825,000
Bryan R. McKeag	$455,013	$436,250
Jay L. Kim(1)	$380,835	$—
David A. Prince	$406,000	$396,250
Kevin G. Quinn(1)	$426,667	$—

(1) Messrs. Kim and Quinn became Named Executive Officers in 2022 and therefore their 2021 base salaries are not included.

Annual Cash Incentive Awards. The Compensation Committee administers an executive incentive program pursuant to which our Named Executive Officers are eligible to earn annual cash incentive awards. The performance standards for the awards are designed to be aligned with the interests of stockholders, to encourage strong financial performance and growth in quality assets, to reward performance that supports our longer-term financial goals, and to avoid excessive risk-taking.

The target annual cash incentive award for each Named Executive Officer was based upon a percentage of base salary. For 2022, the target annual incentive was 100% of year-end base salary for Mr. Lee, 60% for Messrs. McKeag and Quinn, and 50% for Messrs. Kim and Prince.

The total annual cash incentive award for each Named Executive Officer is the sum of the amounts earned for each of the performance standards described below. Each portion of the award is calculated using the following formula:

Award Based on Each Performance Standard	=	Executive Officer’s Salary	x	Target Annual Incentive	x	Weighting of Performance Standard	x	(2022 Result ÷ 2022 Target)

The annual incentive calculation is further adjusted by a return on average assets (“ROAA”) modifier, which is applied to the overall award resulting from the above calculations. If HTLF’s ROAA is equal to or below the 25th percentile of the peer group, the overall award is decreased by 25%, if it is equal to the 50th percentile, no adjustment is made, and if HTLF’s ROAA equals or exceeds the 75th percentile, the overall award is increased by 25%, in each case with results in between these being interpolated. After adjusting for costs related to HTLF’s charter consolidation project, HTLF’s 2022 ROAA was equal to the 28th percentile of peers for 2022; therefore each Named Executive Officer’s annual cash incentive was reduced by 22%.

Eighty percent of a Named Executive Officer’s annual cash incentive award was based on performance standards linked to profitability, credit quality and loan growth, and the remaining 20% was based on qualitative factors. Profitability was measured by adjusted core pre-provision pre-tax net revenue (“PPNR”) and adjusted noninterest income, with PPNR weighted 35% and adjusted noninterest income weighted 10% of each Named Executive Officer’s annual cash incentive award. Credit quality was measured by non-performing assets to assets relative to peers and net charge-offs to average loans relative to peers, with each weighted 7.5%. Loan growth was measured by organic loan growth and weighted 20%.

Targets for each performance standard were set at levels deemed by the Compensation Committee to be challenging but achievable, and were set taking into account expected peer performance, HTLF’s historical performance, and HTLF’s financial plan targets. Target annual cash incentive awards are based on year-end base salaries.

PPNR was selected as a measure of profitability and at 35%, was the most heavily weighted annual incentive performance measure. PPNR is a non-GAAP measure of net income excluding provision for credit losses and income taxes. The Compensation Committee believed this metric was appropriate because other components of the annual cash incentive address credit quality performance, which provides balance in the overall annual incentive plan. Despite challenging revenue headwinds in 2022, including the absence of PPP loans and economic uncertainty, the 2022 PPNR target was set at an amount that represented an increase of 1% over actual PPNR for 2021.

Adjusted noninterest income is a measure that aligns the interests of our Named Executive Officers with our stockholders and was weighted at 10%. The 2022 target was set at an amount that represented a 10 percent increase over 2021.

Given the wide range of plausible economic conditions that could impact credit performance, two credit quality measures relative to peer performance were included in the annual cash incentive plan. These measures, non-performing assets and net charge-offs, were each weighted at 7.5% of the overall incentive opportunity. Both metrics were measured relative to the 2022 peer group, with target performance set at the 50th percentile, thus measuring HTLF relative to its peers on credit performance in order to take into account changes in credit quality experienced by the overall market.

Organic loan growth was included as a performance measure with a weighing of 20% for each of our Named Executive Officers. Organic loan growth is a non-GAAP measure defined as growth in all portfolios, excluding Paycheck Protection Program (“PPP”) loans, purchased government guaranteed loans, acquired loans, and loan reclassified to held for sale. PPP loans were excluded because they represented a one-time component of loan origination during the pandemic, and therefore their absence in 2022 was not a reflection on loan origination performance. Mr. Prince’s organic loan growth measure excluded changes in the residential mortgage and consumer loan portfolios due to his role being focused entirely on HTLF’s commercial lending. 2022 targets were set at an amount that represented a 12% increase over 2021.

The remaining 20% of each Named Executive Officer’s annual cash incentive award opportunity was based on qualitative factors. This allowed the Compensation Committee to take a broader view of the prior year’s performance and allowed the Compensation Committee to consider the unique contributions and qualitative factors of each Named Executive Officer’s performance, including achievements related to individual leadership, strategic objectives, ESG initiatives, risk management, customer and community service, bank operations, communication, and quantitative measures outside those taken into account in the performance metrics detailed above.

The Compensation Committee awarded Mr. Lee a payout at 140% on qualitative factors based on his strong leadership during the year, including his role in shaping and executing on a long-term strategic plan, navigating through organizational transitions that included projects such as charter consolidation, achieving strong operating results, and providing overall leadership for HTLF’s ESG program, including its DEI initiatives. The Compensation Committee awarded Mr. McKeag a payout at 110% on qualitative factors based on his successful completion of strategic initiatives, and efforts related to charter consolidation. The Compensation Committee awarded Mr. Prince a payout at 135% on qualitative factors based upon his individual leadership and results related to increasing commercial loan growth. The Compensation Committee awarded Mr. Kim a 135% payout on qualitative factors for successfully leading the charter consolidation project, achieving successful resolution of several important disputes, and successfully supporting ESG initiatives through his co-chairing of the ESG Steering Committee. The Compensation Committee awarded Mr. Quinn a 135% payout on qualitative factors related to his overall leadership and operational execution improvements that contributed directly to improving HTLF’s efficiency and strategically aligning HTLF’s subsidiary banks as part of charter consolidation.

The tables below show plan targets and 2022 results (dollars in thousands) that were used to calculate the annual cash incentive award for each of our Named Executive Officers, with the final 2022 score adjusted to reflect the ROAA modifier. Payouts can be found in the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

Mr. Lee
Performance Standard	Weighting	2022 Target	2022 Result	2022 Score
Adjusted Core Pre-Provision Pre-Tax Net Revenue (non-GAAP)(1)	35%	$273,000	$295,749	142%
Adjusted Noninterest Income(2)	10%	$135,000	$129,311	78%
Nonperforming Assets to Total Assets	7.5%	0.29%	0.33%	55%
Net Charge-offs as a Percent of Average Loans	7.5%	0.06%	0.11%	—%
Organic Loan Growth(3)	20%	$1,220,000	$1,544,702	150%
Qualitative Factors	20%	100%	140%	140%
Return on Average Assets Multiplier				78%
Final 2022 score				93%

Mr. McKeag
Performance Standard	Weighting	2022 Target	2022 Result	2022 Score
Adjusted Core Pre-Provision Pre-Tax Net Revenue (non-GAAP)(1)	35%	$273,000	$295,749	142%
Adjusted Noninterest Income(2)	10%	$135,000	$129,311	78%
Nonperforming Assets to Total Assets	7.5%	0.29%	0.33%	55%
Net Charge-offs as a Percent of Average Loans	7.5%	0.06%	0.11%	—%
Organic Loan Growth(3)	20%	$1,220,000	$1,544,702	150%
Qualitative Factors	20%	100%	110%	110%
Return on Average Assets Multiplier				78%
Final 2022 score				89%

Mr. Kim
Performance Standard	Weighting	2022 Target	2022 Result	2022 Score
Adjusted Core Pre-Provision Pre-Tax Net Revenue (non-GAAP)(1)	35%	$273,000	$295,749	142%
Adjusted Noninterest Income(2)	10%	$135,000	$129,311	78%
Nonperforming Assets to Total Assets	7.5%	0.29%	0.33%	55%
Net Charge-offs as a Percent of Average Loans	7.5%	0.06%	0.11%	—%
Organic Loan Growth(3)	20%	$1,220,000	$1,544,702	150%
Qualitative Factors	20%	100%	135%	135%
Return on Average Assets Multiplier				78%
Final 2022 score				93%

Mr. Prince
Performance Standard	Weighting	2022 Target	2022 Result	2022 Score
Adjusted Core Pre-Provision Pre-Tax Net Revenue (non-GAAP)(1)	35%	$273,000	$295,749	142%
Adjusted Noninterest Income(2)	10%	$135,000	$129,311	78%
Nonperforming Assets to Total Assets	7.5%	0.29%	0.33%	55%
Net Charge-offs as a Percent of Average Loans	7.5%	0.06%	0.11%	—%
Organic Loan Growth(3)	20%	$1,125,000	$1,433,435	150%
Qualitative Factors	20%	100%	135%	135%
Return on Average Assets Multiplier				78%
Final 2022 score				93%

Mr. Quinn
Performance Standard	Weighting	2022 Target	2022 Result	2022 Score
Adjusted Core Pre-Provision Pre-Tax Net Revenue (non-GAAP)(1)	35%	$273,000	$295,749	142%
Noninterest Income(2)	10%	$135,000	$129,311	78%
Nonperforming Assets to Total Assets	7.5%	0.29%	0.33%	55%
Net Charge-offs as a Percent of Average Loans	7.5%	0.06%	0.11%	—%
Organic Loan Growth(3)	20%	$1,220,000	$1,544,702	150%
Qualitative Factors	20%	100%	135%	135%
Return on Average Assets Multiplier				78%
Final 2022 score				93%

(1) Refer to the table, “Calculation of Measures Used for Annual Incentive Awards - Adjusted Core Pre-Provision Pre-Tax Net Revenue”.
(2) Refer to the table, “Calculation of Measures Used for Annual Incentive Award - Adjusted Noninterest Income”.
(3) Refer to the table, “Calculation of Measures Used for Annual Incentive Award - Organic Loan Growth”.

Calculation of Measures Used for Annual Incentive Awards

In awarding incentive compensation, the Compensation Committee made adjustments to measures defined by generally accepted accounting principles (“GAAP”). The Compensation Committee considers adjustments to performance metrics used for incentive compensation purposes that are consistent with the performance and behaviors that the plan is meant to encourage and reward, including adjustments of items that represent unanticipated event-specific items not indicative of performance.

These adjustments are further described below, and were made by the Compensation Committee in order to ensure that management performance was judged based on those factors that were reflective of their performance with respect to each of the metrics.

The table below shows how PPNR was calculated, dollars in thousands:

Adjusted Core Pre-Provision Pre-Tax Revenue
For the Year Ended December 31, 2022
Net income (GAAP)	$212,180
Provision for credit losses	15,370
Income taxes	55,573
Pre-Provision Pre-Tax Net Revenue	283,123
Partnership investments in tax credit projects	5,040
Acquisition, integration and restructuring costs	7,586
Adjusted Core Pre-Provision Pre-Tax Net Revenue (non-GAAP)	$295,749

The Compensation Committee reviewed and approved two adjustments to pre-provision pre-tax net revenue in computing PPNR. The first adjustment approved was for the cost of investments in tax credit transactions, the costs of which are part of the initial calculation of PPNR even though the offsetting tax benefits are not included in PPNR because it is a pre-tax calculation. Adjustments were also made related to the impact of charter consolidation costs. Both of these adjustments ensure that management is not unfairly penalized for making decisions that we believe will have a long-term benefit, but which have a negative impact in the current year. For example, charter consolidation is anticipated to have a $20 million annual savings for HTLF, but represents a cost in the current year.

The table below shows how adjusted noninterest income was calculated (dollars in thousands):

Adjusted Noninterest Income
For the Year Ended December 31, 2022
Total noninterest income (GAAP)	$128,264
Securities losses, net	425
Unrealized loss on equity securities	622
Adjusted Noninterest income (non-GAAP)	$129,311

The Compensation Committee reviewed and approved two small adjustments to noninterest income for annual incentive compensation purposes. These adjustments, in accordance with past practices, related to excluding net securities losses and unrealized losses on equity securities, which the Compensation Committee deemed appropriate because it excludes unrealized losses which may never be realized on equity securities primarily related to our Community Reinvestment Act activities, and excludes the variability of realized securities losses from financial results.

The table below shows how organic loan growth was calculated (dollars in thousands):

Organic Loan Growth
(dollars in thousands)	Balance as of 12/31/2021 (GAAP)	Purchased Loans	Balance as of 12/31/2022 (GAAP)	Total Change (GAAP)	Change exclusive of PPP loans and purchased government guaranteed loans	Change exclusive of PPP loans, purchased government guaranteed loans, residential mortgages and consumer loans
Commercial and industrial	$2,645,085	$16,644	$3,464,414	$819,329	$802,685	$802,685
PPP	199,883	—	11,025	(188,858)	—	—
Owner occupied commercial real estate	2,240,334	38,129	2,265,307	24,973	(13,156)	(13,156)
Non-owner occupied commercial real estate	2,010,591	22,876	2,330,940	320,349	297,473	297,473
Real estate construction	856,119	—	1,076,082	219,963	219,963	219,963
Agricultural and agricultural real estate	753,753	40,287	920,510	166,757	126,470	126,470
Residential mortgage	829,283	—	853,361	24,078	24,078	—
Consumer	419,524	—	506,713	87,189	87,189	—
Total	$9,954,572	$117,936	$11,428,352	$1,473,780	$1,544,702	$1,433,435

Organic loan growth was calculated by the Compensation Committee as loan growth excluding the changes in PPP loans and purchased government guaranteed loans. The Compensation Committee believed that these adjustments were appropriate because they provide a more complete understanding of management performance by excluding changes in one-time government related lending programs and those increases in loan balances related to purchased loans.

Long-Term Incentive Compensation. The Compensation Committee believes that equity compensation is an effective tool for both retention of management, and to align management incentives with the long-term interests of stockholders. The Compensation Committee annually grants our executives, including our Named Executive Officers, a combination of RSUs that vest based on time and continued employment, and PSUs that must be earned based upon performance and continued employment. Annual RSU and PSU awards are typically made in the first quarter of the year based on target values set for the previous year. Initial RSUs are determined based on a target award amount and PSUs are based on target performance, although no employees are entitled to a specific or minimum initial award amount. RSUs vest in three equal annual installments generally contingent on employment, starting one year after the date of grant, and becoming fully vested three years after the grant date. PSUs are generally contingent upon employment for three years and vest based on achievement of performance metrics using a three-year performance period in order to further encourage long-term decisionmaking. The metrics chosen by the Compensation Committee avoid duplication of performance measures used for our annual cash incentive awards. Vesting of PSUs occurs after performance data is available for the full three-year performance period. All forms of equity incentive are intended to enhance our ability to attract and retain talent, provide compensation opportunities tied to long-term service and stockholder value, and reinforce our pay-for-performance philosophy. Equity awards are granted under our 2020 Long-Term Incentive Plan.

The PSUs granted in 2022 have a three-year performance period and are earned based upon HTLF’s earnings per share growth compared to our proxy peer group as set forth below. The total number of PSUs vesting is adjusted by up to 25% as shown below, based upon HTLF’s total stockholder return compared to the peer group. The PSUs granted in 2022 will vest based on performance for the three-year period ending December 31, 2024.

Peer Performance	Earnings Per Share Growth	Total Stockholder Return
25th Percentile	Threshold (50% of Target)	Threshold (-25%)
50th Percentile	Target (100% of Target)	Target (0%)
75th Percentile	Maximum (150% of Target)	Maximum (+25%)

In granting PSUs to the Named Executive Officers, the Compensation Committee considered the overall allocation of equity compensation to ensure that the target number of PSUs granted is equal to or greater than the number of RSUs granted. For 2022, Named Executive Officers received 40% of restricted stock unit awards in the form of RSUs and 60% in PSUs. The Compensation Committee strives to grant RSUs and PSUs in amounts that are competitive in the context of an executive’s performance and position.

The performance period for our PSU awards granted in 2020 ended as of December 31, 2022. Based on above peer median performance on earnings per share growth and below peer median total stockholder return for the three-year period ended December 31, 2022, the PSUs paid out at 77% of target, which consisted of a 102% weighted payout on earnings per share growth and a -25% modifier based on total stockholder return compared to peers. All metrics for these PSUs were provided by S&P Global Market Intelligence.

In appropriate circumstances, the Compensation Committee may make awards to individuals, including the Named Executive Officers, to recognize extraordinary effort or performance not fully measured through the Company’s annual or long-term incentive plans, or to address unique situations or ensure retention. In 2022, the Compensation Committee made an award of RSUs to Mr. Kim related to his promotion to Chief Administrative Officer, and made stock option awards to each of Messrs. Kim, Prince and Quinn. These awards related to extraordinary efforts on the part of these individuals during the year, and were also intended to address market competitiveness and other retention issues. The Compensation Committee structured the awards as stock options due to the fact that the ten-year exercise period provides retentive value to the Company over a longer term, and the nature of stock options further aligns the recipients with the long-term interests of stockholders by correlating the value of the award to the recipient with HTLF’s long-term stock price. The stock option awards vest ratably over a four year period. The exercise price for each stock option awarded is equal to the closing price of the Company’s common stock on the grant date. We prohibit the repricing of stock options without the approval of stockholders.

Other Compensation and Benefits. We have historically limited perquisites and other types of non-cash benefits to reinforce our pay-for-performance philosophy and to minimize expenses. Such non-cash benefits, when provided, can include use of a company-owned vehicle or a vehicle allowance, payment of 50% of country club or social club dues, and a housing allowance or an allowance for moving expenses.

HTLF is a majority owner of a Cessna business jet. The aircraft is used to transport personnel to meetings at HTLF locations which have a large geographic spread and include difficult-to-reach locations. The aircraft also provides transportation for HTLF executives to business meetings, transports HTLF executives and directors, and is used for business development purposes. It is our policy that the aircraft is not to be utilized for personal benefit; however, on occasion, and subject to applicable regulations, an executive officer’s or a director’s family member may board a flight if an empty seat is available on a regularly-scheduled business flight. We believe such usage does not create any incremental cost to HTLF, and there was no such usage in 2022.

HTLF provides additional life insurance benefits to certain officers of HTLF, including our Named Executive Officers, under several different executive life insurance programs.

Named Executive Officers also participate in our other broad-based employee benefit programs on the same terms as similarly situated employees, including our 2016 Employee Stock Purchase Plan, health insurance plans, and a defined contribution retirement savings plan. HTLF also has a non-qualified Deferred Compensation Plan that allows eligible employees to make voluntary contributions. Any non-elective Company contributions to this plan are subject to approval by the HTLF Board of Directors.

We provide severance and change in control arrangements to our Named Executive Officers that are described under “Potential Payments upon Termination or Change in Control”.

Other Key Policies

Stock Ownership Guidelines. To further reinforce the link between executives and stockholders, in 2022 the Compensation Committee adopted stock ownership requirements applicable to all executive officers. Under these guidelines, our CEO is required to beneficially own stock equal to five times his base salary, and other executive officers are required to beneficially own stock equal to two times each of their base salary. Compliance with these guidelines is required by the later of (i) five years from the adoption of the ownership guidelines, or (ii) five years from the individual being named an executive officer. In addition, Directors are required to beneficially own common stock with a value of at least three times their annual total cash and equity compensation within five years of being named a director. All Directors with more than five years of service are in compliance with this requirement.

Prohibition on Hedging. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange-traded options. Such hedging transactions may permit a stockholder to continue to own securities of HTLF, but without the full risks and rewards of ownership. When this situation occurs, the owner may no longer have the same objectives as HTLF’s other stockholders. Therefore, Directors and executive officers are prohibited from engaging in any such hedging transactions with regard to the equity securities of HTLF or its subsidiaries.

Restrictions on Stock Pledges. Directors and executive officers are prohibited from pledging HTLF securities as collateral, including, but not limited to, by holding any such securities in a margin account, without the prior approval of the Compensation Committee.

Clawback Policy. It is in the best interests of HTLF and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces HTLF’s pay-for-performance compensation philosophy. Accordingly, the Compensation Committee adopted a clawback policy which provides for the recoupment of performance-based cash and equity incentive compensation from certain employees, including each of our executive officers, in the event of an accounting restatement or ethical violation resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws and/or as a result of a wrongful act. All RSU and PSU agreements contain clawback provisions that allow any amount or benefit received to be canceled, recouped, rescinded, or otherwise reduced. We intend to revise our clawback policy to be compliant with the requirements of Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), following the adoption of a final clawback rule by Nasdaq.

Compensation, Nominating and Corporate Governance Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that this Compensation Discussion and Analysis be included in the proxy statement for the year ended December 31, 2022.

Members of the Compensation, Nominating and Corporate Governance Committee,

Thomas L. Flynn
Jennifer K. Hopkins
Christopher S. Hylen
Martin J. Schmitz
Kathryn Graves Unger
Duane E. White (Chair)

Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers (collectively, the “Named Executive Officers”) for the fiscal years ended December 31, 2022, 2021, and 2020.

Name & Principal Position	Year	Salary (1)	Stock Awards (2)(3)	Option Awards (4)	Non-Equity Incentive Plan Compensation	All Other Compensation (5)	Total
Bruce K. Lee	2022	$850,000	$1,286,285	$—	$794,385	$125,208	$3,055,878
President	2021	$825,000	$1,224,086	$—	$688,567	$114,637	$2,852,290
Chief Executive Officer	2020	$731,250	$823,760	$—	$565,864	$125,008	$2,245,882
Bryan R. McKeag	2022	$455,013	$381,581	$—	$244,125	$50,387	$1,131,106
Executive Vice President	2021	$436,250	$380,819	$—	$228,974	$45,592	$1,091,635
Chief Financial Officer	2020	$405,000	$234,308	$—	$182,531	$51,130	$872,969
Jay L. Kim(6)	2022	$380,835	$241,276	$98,845	$185,352	$37,164	$943,472
Executive Vice President, General Counsel	2021	$—	$—	$—	$—	$—	$—
Chief Administrative Officer	2020	$—	$—	$—	$—	$—	$—
David A. Prince	2022	$406,000	$302,652	$103,778	$189,059	$39,604	$1,041,093
Executive Vice President	2021	$396,250	$314,187	$—	$159,776	$37,063	$907,276
Head of Commercial Banking	2020	$367,500	$194,052	$—	$133,219	$40,705	$735,476
Kevin G. Quinn(6)	2022	$426,667	$216,917	$108,726	$239,104	$62,110	$1,053,524
Executive Vice President	2021	$—	$—	$—	$—	$—	$—
Chief Banking Officer	2020	$—	$—	$—	$—	$—	$—

(1) The amounts shown include amounts deferred at the discretion of the Named Executive Officer under our retirement plan and Deferred Compensation Plan.
(2) For 2021 and 2022, 60% of the stock awards made at target were PSUs and 40% were RSUs, and for 2020, PSUs and RSUs each represented 50% of the awards made at target. The target level of performance is 100% for all awards.
(3) The amounts shown represent the grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. With respect to the PSUs, the value reflected assumes that the target level of performance will be achieved; however, named executive officers may receive a maximum payout of 150% of target and an additional maximum TSR modifier of +25%. Assuming the maximum achievement of PSUs, the total value of all RSUs granted in 2022 is: $1,670,474 for Mr. Lee; $495,543 for Mr. McKeag, $283,457 for Mr. Kim, $393,044 for Mr. Prince, and $281,696 for Mr. Quinn. See the discussion of equity awards in Note 15 of our financial statements for the year ended December 31, 2022, contained in our Annual Report on Form 10-K, for all assumptions made in the valuation of the RSUs.
(4) The amounts shown represent the grant date fair value of stock options computed in accordance with FASB ASC Topic 718. See the discussion of equity awards in Note 15 of our financial statements for the year ended December 31, 2022, contained in our Annual Report on Form 10-K, for all assumptions made in the valuation of the stock options.
(5) The elements of “All Other Compensation” include company contributions to our 401(k) defined contribution plan, our non-qualified Deferred Compensation Plan, and payment of executive life insurance premiums for certain executives. For Mr. Lee, “All Other Compensation” includes payment of an auto allowance in 2022. For Mr. Quinn, “All Other Compensation” includes payment of an auto allowance and club dues. The table on the following page sets forth these amounts for each Named Executive Officer.
(6) Messrs. Kim and Quinn became Named Executive Officers in 2022.

The table below sets forth the components of All Other Compensation during 2022:

Name	Employer Contributions to 401(k) Retirement Plan	Employer Contributions to Non-Qualified Deferred Compensation Plan	Executive Split-Dollar Life Insurance Program	Perquisites(1)	Total
Bruce K. Lee	$21,350	$86,350	$2,508	$15,000	$125,208
Bryan R. McKeag	$21,350	$26,529	$2,508	$—	$50,387
Jay L. Kim	$21,350	$15,814	$—	$—	$37,164
David A. Prince	$21,350	$18,254	$—	$—	$39,604
Kevin G. Quinn	$21,350	$20,093	$2,917	$17,750	$62,110

(1) Mr. Lee received a $15,000 auto allowance in 2022. Mr. Quinn received a $12,000 auto allowance and $5,750 of club dues in 2022. Each other Named Executive Officer had perquisites totaling less than $10,000 and, accordingly, those amounts are not included in this table as permitted by SEC rules.

Grants of Plan-Based Awards

The following table sets forth certain information concerning grants of plan-based awards made during 2022 to the Named Executive Officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities/ Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Bruce K. Lee
Annual Incentive		$318,750	$850,000	$1,593,750
PSUs	03/15/22				5,783	15,420	28,913					$768,379
RSUs	03/15/22								10,280			$517,906
Bryan R. McKeag
Annual Incentive		$103,129	$275,010	$515,644
PSUs	03/15/22				1,715	4,574	8,576					$227,922
RSUs	03/15/22								3,050			$153,659
Jay L. Kim
Annual Incentive		$75,000	$200,000	$375,000
PSUs	03/15/22				635	1,693	3,174					$84,362
RSUs	03/15/22								1,129			$56,879
RSUs	08/01/22							—	2,375			$100,035
Stock Options	12/01/22								—	6,452	$48.79	$98,845
David A. Prince
Annual Incentive		$76,500	$204,000	$382,500
PSUs	03/15/22				1,361	3,628	6,803					$180,783
RSUs	03/15/22								2,419			$121,869
Stock Options	12/01/22								—	6,774	$48.79	$103,778
Kevin G. Quinn
Annual Incentive		$96,750	$258,000	$483,750
PSUs	03/15/22				975	2,600	4,875					$129,558
RSUs	03/15/22								1,734			$87,359
Stock Options	12/01/22								—	7,097	$48.79	$108,726

(1) The amounts shown represent possible annual incentive cash awards that could have been earned in 2022. HTLF’s annual incentive program (including the applicable performance targets) is described in the section entitled “Annual Cash Incentive Awards” in the Compensation Discussion and Analysis above. Threshold amounts are calculated as the threshold performance for each component metric with the maximum negative ROAA modifier applied. The actual payments under this program are shown in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above.
(2) The amounts shown represent PSUs granted in 2022. Threshold performance represents the lowest achievement with respect to EPS growth and the maximum negative adjustment based on TSR compared to peers. HTLF’s 2022 PSU grants (including the applicable performance targets and vesting schedules) are described in the section entitled “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis above.
(3) The amounts shown represent RSUs and stock options granted in 2022. HTLF’s 2022 RSU grants (including the applicable vesting schedules) are described in the section entitled “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis above.
(4) The amounts shown represent the grant date fair value of RSUs, PSUs and stock options computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning outstanding stock options, RSUs and PSUs held as of December 31, 2022, by the Named Executive Officers:

	Stock Options					Stock Awards
											Equity Incentive Plan Awards:
Name	Grant Date	Vested (#)	Unvested (#)(1)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)	Grant Date	Number of unearned shares, units that have not vested (#)		Market or payout value of unearned shares or units that have not vested ($)(2)
Bruce K. Lee						3/15/22	10,280	(3)	$479,254	3/15/22	15,420	(6)	$718,880
						3/16/21	6,278	(3)	292,680	3/16/21	14,054	(7)	655,197
						3/17/20	4,216	(4)	196,550
						3/17/20	9,737	(5)	453,939
Bryan R. McKeag						3/15/22	3,050	(3)	142,191	3/15/22	4,574	(6)	213,240
						3/16/21	1,954	(3)	91,095	3/16/21	4,372	(7)	203,823
						3/17/20	1,199	(4)	55,897
						3/17/20	2,770	(5)	129,137
Jay L. Kim	12/01/22	—	6,452	$48.79	12/1/32	3/15/22	1,129	(3)	52,634	3/15/22	1,693	(6)	78,928
						8/1/22	2,375	(8)	110,723	3/16/21	1,374	(7)	64,056
						3/16/21	614	(4)	28,625
David A. Prince	12/01/22	—	6,774	48.79	12/1/32	3/15/22	2,419	(3)	112,774	3/15/22	3,628	(6)	169,137
						3/16/21	1,612	(3)	75,151	3/16/21	3,607	(7)	168,158
						3/17/20	993	(4)	46,294
						3/17/20	2,294	(5)	106,946
Kevin G. Quinn	12/01/22	—	7,097	48.79	12/1/32	3/15/22	1,734	(3)	80,839	3/15/22	2,600	(6)	121,212
						3/16/21	837	(3)	39,021	3/16/21	1,874	(7)	87,366
						3/17/20	506	(4)	23,590
						3/17/20	1,168	(5)	54,452

(1) Awards of stock options become exercisable in four equal annual installments from the date of grant, subject generally to the continued employment of the executive officer.
(2) Market values for outstanding RSUs and PSUs are based on $46.62 per share, the closing price of HTLF shares of common stock on December 30, 2022 (the last trading day of the year).
(3) Reflects RSUs that vest in three equal installments on March 21st in the first, second and third years following the grant date, subject to the continued employment of the executive officer.
(4) Reflects RSUs that vest in three equal annual installments on March 6th in the first, second and third years following the grant date, subject to the continued employment of the executive officer.
(5) Reflects PSUs with a performance period of 2020-2022. The final award calculation was 77%, and these awards vested on February 28, 2023.
(6) Reflects PSUs assuming target performance, with a performance period of 2022-2024. Final award determination and vesting will be made after the completion of the 2024 performance year, generally subject to continued employment of the executive officer.
(7) Reflects PSUs assuming target performance, with a performance period of 2021-2023. Final award determination and vesting will be made after the completion of the 2023 performance year, generally subject to continued employment of the executive officer.
(8) Reflects RSUs that vest in three equal installments on August 1st, 2023, March 21, 2024, and March 21, 2025, subject to the continued employment of the executive officer.

Option Exercises and Stock Vested

There were no options exercised in 2022. The following table sets forth certain information concerning RSUs and PSUs that vested during 2022 for the named executive officers:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Bruce K. Lee	15,689	$774,812
Bryan R. McKeag	5,695	281,359
Jay L. Kim	302	15,200
David A. Prince	4,715	232,941
Kevin G. Quinn	3,138	155,044

(1) The amounts in this column were calculated by multiplying the number of vested shares by the closing price per share of HTLF common stock on the dates the shares vested.

Nonqualified Deferred Compensation

Our Deferred Compensation Plan is a non-qualified plan that provides eligible employees, including the Named Executive Officers, with the general opportunity to defer up to 75% of their base compensation and up to 100% of their annual cash incentive awards earned during a year.

HTLF may, from time to time in its sole and absolute discretion, credit contributions to any participant, which will be done for all participants on the same basis.

Participants’ deferred cash accounts earn a daily rate of return that tracks the investment return achieved under participant-selected investment funds, all of which are offered to participants in our 401(k) Plan. The table below represents the investment funds that were available and the respective rate of return for 2022. Participants are able to change their investment allocation on any business day.

Fund Name	2022 Rate of Return	Fund Name	2022 Rate of Return
Money Market Taxable	1.60%	High-Yield Bond	(11.39)%
Short-Term Bond	(4.49)%	Emerging Markets Bond	(17.53)%
Inflation-Protected Bond	(11.89)%	Intermediate Core Bond	(13.16)%
Intermediate Core Plus Bond	(14.79)%	Global Bond	(5.79)%
Allocation 30-50% Equity	(9.01)%	Mid-Cap Value	(6.96)%
Large Value	(2.05)%	Small Blend	(16.12)%
Large Blend	(18.13)%	Foreign Large Blend	(16.01)%
Mid-Cap Growth	22.41%	Large Growth	(31.08)%
Foreign Small/Mid Growth	(30.94)%	Foreign Large Growth	(22.72)%
Commodities Broad Basket	8.85%	Diversified Emerging Markets	(10.74)%
Allocation 50-70% Equity	(16.56)%	Real Estate	(24.70)%

At the time of the deferral election, participants must also select a distribution date and form of distribution:

*	Participants may not receive distributions for at least one year following the date on which the cash otherwise would have been paid out, except in the case of termination, retirement or death as described below.
*	Participants who are active employees may elect to receive distributions in a single payment or up to five annual installments, with a minimum deferral period of three years.
*	Upon termination other than for retirement or death, a participant’s deferred compensation payable in a lump sum will be paid out upon the later of January 1st of the calendar year following separation or the last business day of the sixth month following separation.

*	In connection with a participant’s retirement or separation from service, he or she may elect to receive distributions in a single payment or up to ten annual installments.
*	Upon the death of a participant, all remaining vested account balances will be paid to his or her beneficiary in a single lump sum no later than December 31st of the calendar year following the year of the participant’s death.

Non-qualified Deferred Compensation
Name	Balance at 1/1/2022	2022 Executive Contributions(1)	2022 Plan Earnings(2)	2022 Employer Contributions(3)	Balance at 12/31/2022(4)
Bruce K. Lee	$588,669	$167,628	$(106,179)	$86,350	$736,468
Bryan R. McKeag	$908,632	$364,891	$(215,598)	$26,529	$1,084,454
Jay L. Kim	$29,082	$34,050	$(2,885)	$15,814	$76,061
David A. Prince	$1,051,972	$171,587	$(193,104)	$18,254	$1,048,709
Kevin G. Quinn	$160,367	$59,204	$(29,847)	$20,093	$209,817

(1) The amounts in this column are included in the “Salary” column in the Summary Compensation Table for 2022.
(2) The amounts in this column are not included in the “Salary” column in the Summary Compensation Table for 2022.
(3) The amounts in this column are included in the “All Other Compensation” column in the Summary Compensation Table for 2022.
(4) The amounts of $489,624, $710,473 and $885,709 with respect to Messrs. Lee, McKeag and Prince, respectively, were reported in the Summary Compensation Table in prior years.

Potential Payments upon Termination or Change in Control

As described below, we provide for certain payments and benefits upon death, disability, retirement or involuntary termination without cause (not in connection with a change in control). We have also entered into change in control agreements with our Named Executive Officers that provide for certain payments and benefits upon involuntary termination without cause or voluntary termination with good reason, in each case in connection with a change in control. In the face of corporate changes, we believe these arrangements help ensure the continuity of our management and staff, allow them to function more objectively and in a manner that is in the best interests of stockholders.

Payments Made Upon Death. HTLF has a Split-Dollar Life Insurance Plan and an Executive Supplemental Life Insurance Plan (collectively, the “plans”) that provide death benefits to the designated beneficiaries of the officers who have been enrolled in the plans. Participation in these plans is limited to persons in the position of Executive Vice President, or higher, with at least three years of service. The combined death benefit under these plans is the least of (1) $1,000,000, (2) two times current compensation at the time of termination (salary plus cash incentive and commissions), or (3) 100% of the difference between total death proceeds payable under the policy and the cash surrender value of the policy. For those participants who entered the plans in 2008 or later (which includes all of our Named Executive Officers), this benefit continues for the officer when employment has terminated as a result of disability or a change in control. In January 2020, the Compensation Committee determined that no additional Split-Dollar Life Insurance purchases would be made.

The terms of our 2020 and 2021 PSU agreements provide that, upon termination due to death, unearned units would continue to remain outstanding until the date the Compensation Committee determines the number of PSUs earned, upon which date the earned PSUs would vest. The terms of our RSU agreements provide that, upon termination due to death, all unvested RSUs immediately vest. For PSUs granted in 2022, the awards would immediately vest at target performance.

Payments Made Upon Disability. Long-term disability (“LTD”) coverage is provided to all full-time employees on the first of the month following hire date.  Full-time employees are eligible for a maximum monthly long-term disability benefit of $20,000, which is based upon eligible earnings and age.

“Eligible earnings” includes base salary plus prior 12-month calculation of bonus and/or commission, which will be reduced by other income received or eligible to receive due to disability such as Social Security disability insurance, workers’ compensation, other employer-based insurance coverage, unemployment benefits or settlements/judgments for income loss or retirement benefits the employer fully or partially pays.  This benefit is employer paid and the benefits are tax-free when received by the participant.

The terms of our 2020 and 2021 PSU agreements provide that, upon termination due to disability, unearned units would continue to remain outstanding until the date the Compensation Committee determines the number of PSUs earned, upon which date the earned PSUs would vest. The terms of our RSU agreements provide that, upon termination due to disability, all unvested RSUs immediately vest. For PSUs granted in 2022, the awards would immediately vest at target performance.

Payments Made Upon Retirement. Upon a Qualifying Retirement, as defined below, unearned PSU awards, other than those made in 2022, will continue to remain outstanding until the date the Compensation Committee determines the number of PSUs earned, upon which date the earned PSUs will vest in the full amount that would have vested had they been employed through the end of the performance period. For awards of PSUs made in 2022, upon a Qualifying Retirement a pro-rated portion of the award will immediately vest in an amount based on performance through the end of the last fiscal quarter preceding the Qualifying Retirement. RSUs will vest in full as of the date of termination of service in the case of a Qualifying Retirement. A Qualifying Retirement is defined as reaching age 62 and having provided at least five years of service to HTLF, provided that retirees must execute a waiver of claims against HTLF, covenant not to compete with HTLF, and agree to maintain the confidentiality of our information, as a condition to acceleration. As of December 31, 2022, Messrs. Lee, McKeag and Quinn were eligible for a Qualifying Retirement.

Payments Made Upon Involuntary Termination without Cause (Not in Connection with a Change in Control). Our RSU and PSU awards provide for accelerated vesting upon involuntary termination without Cause, such as a branch closure or a Company-wide reduction in force, for those employees who have at least five years of service, have reached the age of 60, and who (i) execute a waiver of claims against HTLF, (ii) covenant not to compete with HTLF, and (iii) agree to maintain the confidentiality of our information. As of December 31, 2022, Messrs. Lee, McKeag, and Quinn would qualify for accelerated vesting of their RSUs and PSUs under these circumstances. Upon involuntary termination without Cause, as defined under “Payments Made upon Change in Control,” unearned PSU awards would continue to remain outstanding until the date the Compensation Committee determines the number of PSUs earned, upon which date the earned PSUs would vest. Earned RSUs would vest immediately upon termination.

Payments Made Upon Qualifying Termination in Connection with a Change of Control. As of December 31, 2022, each Named Executive Officer was party to a Change of Control Agreement. The agreements provide that, if the executive officer’s employment is terminated by HTLF other than for “Cause,” death or disability, or is terminated by the officer for “Good Reason,” within six months prior to, or 24 months after, a “Change of Control” of HTLF, then the executive officer is entitled to a special severance payment. The severance payment is equal to a severance multiple times the sum of (1) the executive officer’s salary, plus (2) the average of the three most recent bonuses paid to the executive officer. For Messrs. Lee and McKeag, the severance multiple is three times, and for Messrs. Kim, Prince, and Quinn, it is two times. The agreements also provide for continuation of health and welfare benefits with no employee contribution after termination for 12 months for Messrs. Kim, McKeag, Prince, and Quinn, and 18 months for Mr. Lee and for out-placement services or training in an amount not to exceed one-fourth of base compensation.

The agreements do not provide for the payment of “gross-ups” to cover any applicable federal or state taxes but instead provide that applicable taxes, if owed, will be paid by the officers covered under the agreements and if any payments under the agreements would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, the aggregate amount due under the agreement will be reduced to one dollar less than the amount that would cause an excess parachute payment.

The agreements generally define “Cause” as (1) the continued willful failure, after 20 days’ notice, to perform employment obligations, (2) conviction of a felony or a crime of embezzlement or fraud, (3) breach of fiduciary responsibility, or (4) an act of dishonesty that materially injures HTLF. “Good Reason” under the agreements is generally defined to include (subject to certain notice and cure provisions) (1) a material and adverse diminution in the nature, scope or status of the officer’s position, including a failure to continue in the position as an executive officer of a public company, (2) a material reduction in base compensation, (3) a relocation of the primary place of employment by more than 50 miles or a material increase in travel obligations, (4) a failure by the acquiring entity to assume the agreement or to comply with the agreement, or (5) a material breach of the agreement. A “Change of Control” is generally defined in the agreements to include: (1) the acquisition by a person of 51% or more of HTLF’s voting securities; (2) the election of persons to constitute a majority of the Board who were not nominated by our Board or one of its committees; (3) the consummation of a merger where the prior stockholders do not hold at least 51% of the resulting entity; or (4) the liquidation or dissolution of HTLF.

Our RSU and PSU agreements contain terms that provide that, if the obligations under those agreements are not assumed by a successor, the vesting of the RSU and PSU will accelerate upon a change of control. If assumed by a successor, our award agreements provide for “double-trigger” vesting, such that awards will accelerate only if the executive officer’s employment is terminated other than for Cause, death or disability, or is terminated by the executive officer for Good Reason, within six months prior to, or 24 months after, a change of control of HTLF with PSUs becoming vested as though 100% of the performance targets had been achieved.

Payments Made Upon Termination for Any Other Reason. Except for the payments and benefits upon involuntary termination without cause, death, disability, retirement or an involuntary termination in connection with a change of control discussed above, no additional payments or benefits will accrue or be paid upon termination of a named executive officer other than any prorated bonus, accrued vacation pay and Deferred Compensation Plan contributions and earnings.

The following table shows the value of potential payments and benefits to the Named Executive Officers upon involuntary termination, disability, death, retirement, or in connection with certain terminations related to a change in control of HTLF. The amounts shown assume that termination was effective as of December 30, 2022, the last business day of the fiscal year, and are estimates of the amounts that would be paid to the executives upon termination in addition to the base salary and other compensation earned by the executives during 2022. Because the calculations in the table are based upon SEC disclosure rules and made as of a specific date, there can be no assurance that an actual change of control, if one were to occur, would result in the same or similar compensation being paid, and the actual amounts to be paid can only be determined at the actual time of an executive’s termination.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Name	Type of Payment	Payments Upon Death	Payments Upon Disability	Payments Upon Retirement(1)	Termination Payments Following Change of Control(2)	Involuntary Termination Without Cause (Not Following a Change of Control)
Bruce K. Lee	Disability Benefit(3)	$—	$240,000	$—	$—	$—
	Cash Severance(4)	$—	$—	$—	$4,536,724	$—
	Continued Health/Welfare Benefits(4)	$—	$—	$—	$7,369	$—
	Out-Placement Counseling(5)	$—	$—	$—	$378,060	$—
	Value of Acceleration of Stock Awards(6)	$2,932,118	$2,932,118	$2,412,927	$2,932,118	$2,932,118
	Group Term Life Insurance	$500,000	$—	$—	$—	$—
	Split-Dollar Life Insurance	$1,000,000	$—	$—	$—	$—
Bryan R. McKeag	Disability Benefit(3)	$—	$240,000	$—	$—	$—
	Cash Severance(4)	$—	$—	$—	$2,042,885	$—
	Continued Health/Welfare Benefits(4)	$—	$—	$—	$13,884	$—
	Out-Placement Counseling(5)	$—	$—	$—	$170,240	$—
	Value of Acceleration of Stock Awards(6)	$873,939	$873,939	$719,932	$873,939	$873,939
	Group Term Life Insurance	$500,000	$—	$—	$—	$—
	Split-Dollar Life Insurance	$1,000,000	$—	$—	$—	$—
Jay L. Kim	Disability Benefit(3)	$—	$240,000	$—	$—	$—
	Cash Severance(4)	$—	$—	$—	$1,065,077	$—
	Continued Health/Welfare Benefits(4)	$—	$—	$—	$8,516	$—
	Out-Placement Counseling(5)	$—	$—	$—	$133,135	$—
	Value of Acceleration of Stock Awards(6)	$334,965	$334,965	$—	$334,965	$—
	Group Term Life Insurance	$500,000	$—	$—	$—	$—
	Split-Dollar Life Insurance	$—	$—	$—	$—	$—
David A. Prince	Disability Benefit(3)	$—	$240,000	$—	$—	$—
	Cash Severance(4)	$—	$—	$—	$1,137,992	$—
	Continued Health/Welfare Benefits(4)	$—	$—	$—	$22,090	$—
	Out-Placement Counseling(5)	$—	$—	$—	$142,249	$—
	Value of Acceleration of Stock Awards(6)	$710,936	$710,936	$—	$710,936	$—
	Group Term Life Insurance	$500,000	$—	$—	$—	$—
	Split-Dollar Life Insurance	$—	$—	$—	$—	$—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Name	Type of Payment	Payments Upon Death	Payments Upon Disability	Payments Upon Retirement(1)	Termination Payments Following Change of Control(2)	Involuntary Termination Without Cause (Not Following a Change of Control)
Kevin G. Quinn	Disability Benefit(3)	$—	$240,000	$—	$—	$—
	Cash Severance(4)	$—	$—	$—	$1,133,677	$—
	Continued Health/Welfare Benefits(4)	$—	$—	$—	$26,130	$—
	Out-Placement Counseling(5)	$—	$—	$—	$141,710	$—
	Value of Acceleration of Stock Awards(6)	$422,750	$422,750	$335,208	$422,750	$422,750
	Group Term Life Insurance	$500,000	$—	$—	$—	$—
	Split-Dollar Life Insurance	$1,768,000	$—	$—	$—	$—

(1) For the purposes of the Value of Acceleration of Stock Awards row of this column, it has been assumed that all shares will be earned at target even those which as described above continue to be subject to the earning provisions as if the officer had continued employment with HTLF.
(2) Reflects the vesting of PSUs based on Target performance in accordance with the terms of the PSU awards.
(3) The disability benefit is shown as the annual maximum benefit available to each executive.
(4) Cash severance will be paid in equal monthly payments for the number of months specified for each executive officer as follows: Messrs. Lee and McKeag - 36 months, and Messrs. Kim, Prince, and Quinn - 24 months. The amount shown for each person does not reflect any adjustment that would be made in the event that any payment or distribution of any type would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended. The Change of Control Agreements also provide for continuation of health and welfare benefits after termination for 12 months for Messrs. Kim, McKeag, Prince, and Quinn, and 18 months for Mr. Lee.
(5) The amounts reflected are the maximum amounts allowed and are to be paid in the form of either (i) reimbursement of the expenses incurred for out-placement counseling within the 12-month period following the employment termination date, or (ii) a pre-paid executive level program.
(6) The amounts reflect the value of acceleration in the vesting of RSUs, PSUs and stock options and were determined by multiplying the number of shares that would vest (assuming target performance for all PSUs) by $46.62, the closing market price of a share of our common stock on December 30, 2022.

Pay Ratio Disclosure
The following pay ratio and supporting information compares the annual total compensation of our employees other than our CEO (including full-time, part-time and temporary employees) and the annual total compensation of our CEO, as required by Section 953(b) of the Dodd-Frank Act.

For 2022, our last completed fiscal year, the total compensation of the median employee of our Company (other than our CEO) was $72,303, and the annual total compensation of Bruce Lee, our CEO, was $3,055,878.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 42 to 1.

To determine the pay ratio and our median employee, we determined that as of December 31, 2022, our employee population consisted of approximately 1,987 individuals located in the United States. This population consisted of our full-time, part-time and temporary employees.

To identify the median employee, we utilized Box 5 wages for medicare purposes for 2022, excluding our CEO. We then took the identified employee and calculated their compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in total compensation of $72,303. The median employee’s annual total compensation includes salary received in 2022, annual incentive payment received for 2022, and Company-paid 401(k) Plan match and non-discriminatory discretionary contributions made during 2022.

With respect to the CEO, we used the total annual compensation for Mr. Lee as calculated for the Summary Compensation Table. Any adjustments, estimates and assumptions used to calculate total annual compensation are described in footnotes to the Summary Compensation Table.

This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described above. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE DISCLOSURE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO Named Executive Officers (“NEO”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Bruce K. Lee(1) ($)	Compensation Actually Paid to Bruce K. Lee [1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs [1,2,3] ($)	Value of Initial Fixed $100 Investment based on: (4)		Net Income ($ Millions)	PPNR(5) ($ Millions)
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$3,055,878	$2,675,277	$1,042,299	$1,134,119	$100.07	$97.52	$212.2	$295.7
2021	$2,852,290	$3,100,827	$1,041,819	$1,112,786	$106.17	$124.06	$219.9	$265.7
2020	$2,245,882	$2,372,655	$854,562	$866,117	$83.03	$89.68	$137.9	$241.1

(1) Bruce K. Lee was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year are as follows: 2022-Bryan R. McKeag, Jay L. Kim, David A. Prince, and Kevin G. Quinn; 2021-Lynn B. Fuller, Bryan R. McKeag, David A. Prince, and Daniel C. Stevens; 2020-Lynn B. Fuller, Bryan R. McKeag, David A. Prince, and Daniel C. Stevens.

(2) The amounts shown for Compensation Actually Paid have been recalculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3) Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Amounts shown in the Exclusion of Stock Awards and Option Awards columns below are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table contained in our Proxy Statement for the respective reporting year. Amounts in the Inclusion of Equity Values below are not reported elsewhere and have been calculated in accordance with FASB ASC Topic 718.

Year	Summary Compensation Table Total for Bruce K. Lee ($)	Exclusion of Stock Awards and Option Awards for Bruce K. Lee ($)	Inclusion of Equity Values for Bruce K. Lee ($)	Compensation Actually Paid to Bruce K. Lee ($)
2022	$3,055,878	$(1,286,285)	$905,684	$2,675,277
2021	$2,852,290	$(1,224,086)	$1,472,623	$3,100,827
2020	$2,245,882	$(823,760)	$950,533	$2,372,655

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	$1,042,299	$(363,444)	$455,264	$1,134,119
2021	$1,041,819	$(341,049)	$412,016	$1,112,786
2020	$854,562	$(187,636)	$199,191	$866,117

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year that Remain Unvested as of Last Day of Year for Bruce K. Lee ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Bruce K. Lee ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Bruce K. Lee ($)	Total-Inclusion of Equity Values for Bruce K. Lee ($)
2022	$1,165,725	$(260,018)	$(23)	$905,684
2021	$1,184,798	$187,350	$100,475	$1,472,623
2020	$990,077	$460	$(40,004)	$950,533

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total-Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	$500,718	$(46,425)	$971	$455,264
2021	$330,103	$44,002	$37,911	$412,016
2020	$225,519	$(5,286)	$(21,042)	$199,191

In calculating the Inclusion of Equity Values in the preceding tables, we value performance awards with a market condition using a Monte Carlo simulation model; this methodology differs from the manner in which we calculated the value on the date of grant in the relevant Grants of Plan-Based Awards tables and Summary Compensation Tables.

(4) The Peer Group TSR set forth in this table utilizes the KBW Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW Nasdaq Bank Index, respectively. Historical stock performance in not necessarily indicative of future stock performance.
(5) We determined adjusted core pre-provision pre-tax net revenue (“PPNR”) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022. See the reconciliation of our comparable GAAP financial measures to PPNR in the table below.

The table below shows how PPNR was calculated, dollars in thousands:

Reconciliation of Non-GAAP Measure-Adjusted Core Pre-Provision Pre-Tax Net Revenue
	For the Year Ended December 31,
	2022	2021	2020
Net income (GAAP)	$212,280	$219,923	$137,938
Provision (benefit) for credit losses	15,370	(17,575)	67,066
Income taxes	55,573	55,335	36,053
Pre-provision pre-tax revenue	283,223	257,683	241,057
Partnership investment in tax credit projects	5,040	6,303	—
Acquisition costs	7,586	—	—
IT project write-offs	—	1,743	—
Adjusted core pre-provision pre-tax net revenue (non-GAAP)	$295,849	$265,729	$241,057

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid vs. Company TSR
Compensation Actually Paid ($ Millions)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$—
Company TSR (FYE 2019 Indexed to $100)
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$—
$100.0
$83.0
$106.2
$100.1
$2.4
$0.9
$3.1
$1.1
$2.7
$1.1
2019
2020
2021
2022
Fiscal Year
Bruce K. Lee Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Heartland Financial USA, Inc. TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($ Millions)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$—
Net Income ($ Millions)
$250.0
$200.0
$150.0
$100.0
$50.0
$—
$137.9
$219.9
$212.2
$2.4
$0.9
$3.1
$1.1
$2.7
$1.1
2020
2021
2022
Fiscal Year
Bruce K. Lee Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Heartland Financial USA, Inc., Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of the Compensation Actually Paid to our Non-PEO NEOs, and our PPNR during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid vs. PPNR
Compensation Actually Paid ($ Millions)
PPNR ($ Millions)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$—
$300.0
$275.0
$250.0
$225.0
$2.4
$0.9
$241.1
$3.1
$1.1
$265.7
$2.7
$1.1
$295.7
2020
2021
2022
Fiscal Year
Bruce K. Lee Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
PPNR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the KBW Nasdaq Bank Index over the same period.

Comparison of Cumulative TSR of Heartland Financial USA, Inc. and KBW Nasdaq Bank Index
TSR (Dec. 31, 2019 Indexed to $100)
$200
$150
$100
$50
$0
$100.00
$100.00
$89.68
$83.03
$124.06
$106.17
$97.52
$100.07
12/31/19
12/31/2020
12/31/21
12/31/22
Heartland Financial USA, Inc., TSR
KBW Nasdaq Bank Index TSR

Below are the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2022 to Company performance. The measures are not ranked.

*	EPS Growth
*	Loan Growth
*	Noninterest Income
*	PPNR
*	Return on Average Assets
*	Total Stockholder Return

RELATED PERSON TRANSACTIONS

Directors and officers of HTLF and our subsidiaries, and their associates, were customers of and had banking transactions with one or more of HTLF’s subsidiaries during 2022. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements, certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by the subsidiary bank’s Board of Directors in accordance with the bank regulatory requirements. For such purposes, a “related person” includes any officer or director, or any nominee for director, of HTLF, any holder of 5% or more of our common stock, or any immediate family member of those persons. In addition to such lending transactions, we engaged in the following transactions with named executive officers, directors and members of their families during the past fiscal year:

Lynn H. Fuller, the son of former HTLF director Lynn B. Fuller, served as Executive Vice President and Regional Bank President until February 2022. In 2022, Mr. Fuller received total compensation of $404,670, including in connection with his separation from the Company, as well as vesting of his RSUs through March 22, 2022. This amount is consistent with compensation to similarly-situated employees.

Allyn Piland, the daughter of former HTLF Director Barry H. Orr, serves as President of PrimeWest Mortgage Corporation (“PrimeWest”), a division of our subsidiary First Bank & Trust (“First Bank”). In 2022, Ms. Piland received base pay of $207,188, incentive and commissions of $155,585, and was granted an equity award with a grant date fair value of $15,215. Ms. Piland also received other benefits valued at $38,569, and an employer contribution to her 401(k) account of $20,300. This compensation was consistent with compensation to similarly-situated employees.

Michael Lee serves as Associate Director of Capital Markets. In 2022, Mr. Lee received base pay of $123,478, incentive compensation of $27,687, other benefits of $14,181, and an employer contribution to his 401(k) account of $8,400. Mr. Lee is the son of HTLF’s director, President and Chief Executive Officer, Bruce K. Lee. This compensation was consistent with compensation to similarly-situated employees.

On December 14, 2022, HTLF entered into an Agreement with certain of its stockholders, including Lynn B. Fuller (collectively, the “Stockholder Group”), pursuant to which Mr. Fuller agreed to resign from the Board of HTLF, and each member of the Stockholder Group agreed to promptly terminate the Stockholder Group. In addition, each member of the Stockholder Group agreed to certain restrictions related to, among other things, (a) purchasing or selling short voting securities of HTLF, or soliciting proxies or entering into any voting arrangement with respect to them, (b) seeking or submitting any nomination or otherwise seeking representation on HTLF’s board, (c) proposing or encouraging any merger, acquisition or similar transaction related to HTLF, (d) calling a special meeting, or (e) making any request for HTLF’s books and records. In exchange, HTLF agreed to reimburse members of the Stockholder Group for out-of-pocket fees and expenses of legal and financial advisors in the amount of $456,785.

PROPOSAL 4	NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
Non-binding, advisory vote on the frequency of future advisory votes on executive compensation	☑	The Board of Directors recommends that you vote your shares for “1 YEAR” for the frequency of future advisory Say on Pay votes.

The Dodd-Frank Act and Section 14A of the Exchange Act require that, at least once every six years, stockholders be afforded the opportunity to recommend to the Board of Directors whether future advisory votes on executive compensation should occur every one, two or three years. This proposal offers stockholders the opportunity to cast a non-binding advisory vote on how often we should include a “say on pay” proposal in our proxy materials for future annual stockholder meetings (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting).

The Board believes that setting appropriate compensation, directly or through its committees, for executive officers and the Board itself is one of its most important functions, and that stockholders should have direct input regarding such compensation. Accordingly, our Board has determined that an annual advisory vote on executive compensation is appropriate for the Company. Annual advisory votes will continue to allow our stockholders to advise us whether they agree with our compensation philosophy, policies and practices as disclosed in our proxy statement each year. This is consistent with our efforts to seek input from our stockholders, and will make the results of the vote more relevant and meaningful to the Board of Directors.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining from voting). The advisory vote on the frequency of future advisory votes on executive compensation requires the affirmative vote of a majority of the shares of voting stock represented at the meeting. Abstentions and broker non-votes will have the same effect as negative votes. If no frequency option receives majority support, the option that receives the greatest number of votes will be the frequency selected by stockholders.

As an advisory vote, this proposal is not binding upon us, however, the Board and the Compensation Committee, which administers our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making a determination regarding the frequency of future advisory votes. We are required to submit how often to include a “say on pay” proposal to our stockholders for their advisory approval every six years, and thus the next vote to approve how often to include a “say on pay” proposal to our stockholders will take place in 2029.

PROPOSAL 5	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023	☑	The Board of Directors recommends that you vote your shares FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

A representative of KPMG LLP is expected to attend the meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of our independent registered public accounting firm is not ratified, the Audit Committee of the Board of Directors will consider, but retains sole authority over, the matter of the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board that they be included in our Annual Report on Form 10-K.

The Audit Committee has:

*	reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2022, with management and KPMG LLP, our independent registered public accounting firm;
*	discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
*	received the written disclosures and the letter from KPMG LLP, in accordance with the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with KPMG LLP its independence.

Based on the foregoing review and discussions with management and KPMG LLP, the Audit Committee has recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

Members of the Audit Committee,
Robert B. Engel
Thomas L. Flynn
Jennifer K. Hopkins
Susan G. Murphy (Chair)
Kathryn Graves Unger

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has served as our independent registered public accounting firm since 1994, and our Audit Committee has selected KPMG LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2023.

The aggregate fees billed for each of the last two fiscal years for professional services rendered by KPMG LLP were as follows:

	Fiscal Year 2022	Fiscal Year 2021
Audit Fees	$1,510,000	$1,325,000
Audit-Related Fees	62,500	195,000
Tax Fees	334,109	298,119
All Other Fees	2,500	2,500
Total	$1,909,109	$1,820,619

“Audit Fees” were related to KPMG LLP’s work in performing the integrated audit of our consolidated annual financial statements and the internal control attestation reports related to the Federal Deposit Insurance Corporation Improvement Act, review of interim quarterly financial statements included in our Form 10-Q reports, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” in 2022 and 2021 related to services rendered in connection with compliance with the requirements of the U.S. Department of Housing and Urban Development (“HUD”) and services rendered in connection with Uniform Single Attestation Program (“USAP”). Additionally, the 2022 Audit-Related fees include filings with SEC on Form S-3 registrations statements, and the 2021 Audit-Related fees include services rendered for the issuance of a comfort letter for our subordinated debt offering.

“Tax Fees” were incurred for the preparation of our state and federal tax returns and for consultation with KPMG LLP on various tax matters.

“All Other Fees” were incurred in connection with HTLF obtaining access to KPMG LLP’s electronic accounting research tool and accounting disclosure checklist tool.

The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by KPMG LLP is incompatible with maintaining their independence as our independent registered public accounting firm.

Audit Committee Pre-Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has adopted a policy requiring pre-approval of any services to be paid to the independent registered public accounting firm before work begins, regardless of dollar amount. Pre-approval may come from the full Audit Committee or its Chair; however, the Chair shall present for ratification all services by such firm at the next regularly scheduled Audit Committee meeting. All of the fees earned by KPMG LLP described above were attributable to services pre-approved or ratified by the Audit Committee.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies on the enclosed proxy card will vote in accordance with his or her judgment.

Sincerely,

John K. Schmidt	Bruce K. Lee
Chairman	President and CEO

Denver, Colorado	Denver, Colorado
April 27, 2023	April 27, 2023

ALL STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES PROMPTLY

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HEARTLAND FINANCIAL USA, INC.

ARTICLE I

NAME

The name of the corporation is:

Heartland Financial USA, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, 19901, County of Kent. The name of the corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

PURPOSE

The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time, or any successor thereto.

ARTICLE IV

AUTHORIZED STOCK

The total number of shares of stock which the corporation shall have the authority to issue is 60,000,000 shares of Common Stock, par value of $1.00 per share, and 200,000 shares of Preferred Stock, par value of $1.00 per share.

The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

i

ARTICLE V

~~INCORPORATORS~~

~~The name and mailing address of the sole incorporator is as follows:~~

~~Name~~	~~Mailing Address~~
~~Lynn S. Fuller~~	~~c/o Dubuque Bank and Trust Company~~ ~~1398 Central Avenue~~ ~~P.O. Box 778~~ ~~Dubuque, Iowa 52001~~

RESERVED

ARTICLE VI

BYLAWS

The bylaws of the corporation may be amended, altered or repealed by the stockholders of the corporation, provided, however, that such amendment, alteration or repeal is approved by the affirmative vote of the holders of not less than 70% of the outstanding shares of stock of the corporation then entitled to vote generally in the election of directors. The bylaws may also be amended, altered or repealed by the board of directors in the manner provided in the bylaws.

ARTICLE VII

WRITTEN BALLOTS

Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

ARTICLE VIII

AMENDMENTS

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any other requirement for amendments, no amendment to this certificate of incorporation shall amend, alter, change or repeal any of the provisions of Article VI, Article XII, Article XIII, Article XIV, Article XV or this sentence of this Article VIII unless the amendment effecting such amendment, alteration, change or repeal shall have received the affirmative vote of the holders of shares having at least 70% of the voting power of all outstanding stock of the corporation entitled to vote thereon. Notwithstanding anything contained herein to the contrary, the provisions of the immediately preceding sentence shall not apply to any amendment, alteration, change or repeal which has been approved by not less than 66-2/3% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation.

ARTICLE IX

INDEMNIFICATION

Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the rights of any individual referred to in this Article IX for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

ARTICLE X

PERSONAL LIABILITY OF DIRECTORS

To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

ARTICLE XI

CERTAIN ARRANGEMENTS BETWEEN THE

CORPORATION AND ITS CREDITORS

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provision of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ARTICLE XII

BOARD OF DIRECTORS

The number of directors constituting the entire board of directors shall not be less than three nor more than thirteen as fixed from time to time by resolution of not less than 66 2/3% of the number of directors which immediately prior to such proposed change has been fixed, in the manner prescribed herein, by the board of directors of the corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office.

No person shall be eligible for election to the board of directors if such person has attained the age of seventy-two (72) years prior to the date of the stockholders' meeting at which directors are to be elected. Directors need not be stockholders of the corporation.

~~The directors of the corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. The corporation's initial directors and their respective classes are set forth below. At the annual meeting of stockholders in 1993, directors of Class I shall be elected to hold office for a term expiring at the 1994 annual meeting, directors of Class II shall be elected to hold office for a term expiring at the 1995 annual meeting and directors of Class III shall be elected to hold office for a term expiring at the 1996 annual meeting.~~ Subject to the rights of the holders of any one or more series of Preferred Stock to elect directors separately as a class, each director shall serve for a term ending on the date of the annual meeting of stockholders following the annual meeting of stockholders at which such director was elected, other than those directors elected prior to the filing of this amended and restated certificate of incorporation with the Delaware Secretary of State, who shall continue to serve for the full term to which they were elected (unless such term ends before such date pursuant to the terms hereof). Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election ~~of the class for which such directors shall have been chosen~~ and until their successors shall be elected and qualified. ~~If the number~~ Each director elected following filing of this amended and restated certificate of ~~directors is changed, any increase or decrease in the number~~incorporation with the Delaware Secretary of ~~directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible. At each~~ State shall be elected at the annual meeting of stockholders ~~after the meeting held in 1993, the successors to the class of directors whose term shall then expire shall be elected to~~ and shall hold office ~~for a term expiring at the third succeeding~~until the next annual meeting and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.

~~The name, address and class of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:~~

~~Class I~~	~~Mailing Address~~
~~Lynn S. Fuller~~	~~c/o Dubuque Bank and Trust Company~~ ~~1398 Central Avenue~~ ~~P.O. Box 778~~ ~~Dubuque, Iowa 52001~~
~~Class II~~	~~Mailing Address~~
~~James A. Schmid~~	~~c/o Dubuque Bank and Trust Company~~ ~~1398 Central Avenue~~ ~~P.O. Box 778~~ ~~Dubuque, Iowa 52001~~

~~F. Robert Woodward, Jr.~~	~~c/o Dubuque Bank and Trust Company~~
	~~1398 Central Avenue~~
	~~P.O. Box 778~~
	~~Dubuque, Iowa 52001~~
~~Class III~~	~~Mailing Address~~
~~Lynn S. Fuller~~	~~c/o Dubuque Bank and Trust Company~~
	~~1398 Central Avenue~~
	~~P.O. Box 778~~
	~~Dubuque, Iowa 52001~~
~~Evangeline K. Jansen~~	~~c/o Dubuque Bank and Trust Company~~
	~~1398 Central Avenue~~
	~~P.O. Box 778~~
	~~Dubuque, Iowa 52001~~

Notwithstanding any other provisions of this certificate of incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this certificate of incorporation or the bylaws of the corporation), and subject to the rights of the holders of any ~~director~~one or ~~the entire board of~~more series of Preferred Stock to elect additional directors ~~of the corporation may~~under specific circumstances, any director shall be ~~removed~~removable at any time, ~~but only for~~with or without cause ~~and only by~~. The removal of any director shall require the affirmative vote of the holders of not less than 70% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors ~~(considered for this purpose~~, voting together as ~~one~~a single class~~)~~, cast at an annual meeting of stockholders or at a meeting of the stockholders called for that purpose.

ARTICLE XIII

ADDITIONAL VOTING REQUIREMENTS

A. Except as otherwise expressly provided in paragraph C of this Article XIII and notwithstanding any other provision of this certificate of incorporation:

(a) any merger or consolidation of the corporation or of any Subsidiary with or into any other corporation;

(b) any sale, lease, exchange or other disposition by the corporation or any Subsidiary of assets constituting all or substantially all of the assets of the corporation and its Subsidiaries taken as a whole to or with any other corporation, person or other entity in a single transaction or a series of related transactions;

(c) any issuance or transfer by the corporation or any Subsidiary, of any voting securities of the corporation (except for voting securities issued pursuant to a stock option, purchase, bonus or other plan for natural persons who are directors, employees, consultants and/or agents of the corporation or any Subsidiary) to any other corporation, person or other entity in exchange for cash, assets or securities or a combination thereof; and

(d) the voluntary dissolution of the corporation;

shall require the affirmative vote of the holders of shares having at least 70% of the voting power of all outstanding stock of the corporation entitled to vote thereon. Such affirmative vote shall be

v

required notwithstanding the fact that no vote or a lesser vote may be required, or that some lesser percentage may be specified by law or otherwise in this certificate of incorporation or by the bylaws of the corporation.

B. For purposes of this Article XIII, the term "Subsidiary" means any entity in which the corporation beneficially owns, directly or indirectly, more than 75% of the outstanding voting stock. The phrase "voting security" as used in paragraph A of this Article XIII shall mean any security which is (or upon the happening of any event, would be) entitled to vote for the election of directors, and any security convertible, with or without consideration into such security or carrying any warrant or right to subscribe to or purchase such a security.

C. The provisions of this Article XIII shall not apply to any transaction described in clause (a), (b), (c) or (d) of paragraph A of this Article XIII: (i) approved at any time prior to its consummation by resolution adopted by not less than 66-2/3% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation; or (ii) with any corporation of which a majority of the outstanding shares of all classes of stock is owned of record or beneficially by the corporation; or (iii) which is a merger with another corporation without action by the stockholders of the corporation to the extent and in the manner permitted from time to time by the law of the State of Delaware.

D. The interpretation, construction and application of any provision or provisions of this Article XIII and the determination of any facts in connection with the application of this Article XIII, shall be made by a majority of all of the directors of the corporation. Any such interpretation, construction, application or determination, when made in good faith, shall be conclusive and binding for all purposes of this Article XIII.

ARTICLE XIV

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

The provisions of Section 203 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended or as such Section 203 may hereafter be renumbered or recodified, will be deemed to apply to the corporation, and the corporation shall be subject to all of the restrictions set forth in such Section 203.

ARTICLE XV

STOCKHOLDERS' ACTION

Any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or special meeting of the holders of capital stock of the corporation and may not be effected by any consent in writing by such holders.

HTLF®

Strength. Insight. Growth.

HEARTLAND FINANCIAL USA, INC.
1800 LARIMER STREET, SUITE 1800
DENVER, CO 80202
ATTN: JAY L. KIM

SCAN TO
VIEW MATERIALS & VOTE

VOTE AT VIRTUAL MEETING
The company will hold a virtual Annual Meeting on Wednesday, June 14, 2023 at 1:00 p.m. Mountain Time. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HTLF2023. You will need the 16-digit control number contained in this proxy card.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 13, 2023 for shares held directly and by 11:59 p.m. Eastern Time on June 9, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 13, 2023 for shares held directly and by 11:59 p.m. Eastern Time on June 9, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06134-P86880

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEARTLAND FINANCIAL USA, INC.

1. ELECTION OF DIRECTORS:

Class III Directors (Term Expires 2026):	For	Withhold
1a. Robert B. Engel	☐	☐
1b. Thomas L. Flynn	☐	☐
1c. Jennifer K. Hopkins	☐	☐
1d. Bruce K. Lee	☐	☐

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME(S) APPEAR(S). ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, 10-K wrap and Invitation are available at www.proxyvote.com.

V06135-P86880

HTLF®
Strength. Insight. Growth.

HEARTLAND FINANCIAL USA, INC.
Annual Meeting of Stockholders
June 14, 2023, at 1:00 p.m., Mountain Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jay L. Kim and Bryan R. McKeag, or either one of them acting in the absence of the other, with power of substitution, as attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Heartland Financial USA, Inc. to be held online at www.virtualshareholdermeeting.com/HTLF2023 on June 14, 2023, at 1:00 p.m., Mountain Time, and at any adjournments thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. In the event of unforeseen circumstances, such as the death or disability of a Director nominee, the Board may substitute another person for that nominee. The proxies will vote these shares for that other person unless you instruct us otherwise.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" the four Class III nominees, as listed in the proxy statement, and "FOR" Proposals 2, 3 and 5 and "1 Year" for Proposal 4.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

(Continued, and to be marked, dated and signed, on the other side)